UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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PERMIAN RESOURCES CORPORATION

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NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PERMIAN RESOURCES

LETTER FROM OUR CO-CEOS William M. Hickey III & James H. Walter I April [ ], 2024

Dear Fellow Shareholders,

On behalf of the Board of Directors of Permian Resources Corporation, we are pleased to invite you to our 2024 Annual Meeting of Shareholders, which will take place on May 22, 2024 at 9:00 a.m. Central Time at the Petroleum Club of Midland at 501 West Wall Street, Midland, TX 79701.

The past year marked a very successful first full year for Permian Resources Corporation. We completed the integration of the two legacy companies that combined in a merger-of-equals to form Permian Resources, delivered significant value to shareholders through our shareholder returns program, achieved our stated corporate goals and met or exceeded our public guidance for the year. Our year-end 2023 position was also strongly supported by our acquisition of Earthstone Energy, Inc., which enhanced our position as the second largest pure-play exploration and production company in the Permian Basin, which continues to be the most prolific basin in the United States. Thank you for your continued support.

We encourage you to review this Proxy Statement and to vote promptly so that your shares will be represented at the Annual Meeting. We also cordially invite you to attend the Annual Meeting. On behalf of the Board of Directors and management, we express our appreciation for your continued support of our company.

Sincerely,

WILLIAM M. HICKEY III Co-Chief Executive Officer	JAMES H. WALTER Co-Chief Executive Officer

PERMIAN RESOURCES	2024 PROXY STATEMENT	1

NOTICE

OF 2024 ANNUAL MEETING OF SHAREHOLDERS

May 22, 2024 | 9:00 a.m. Central Time | Petroleum Club of Midland | 501 West Wall Street, Midland, TX 79701

April [   ], 2024

To our Shareholders:

The 2024 Annual Meeting of Shareholders of Permian Resources Corporation will take place on May 22, 2024 at 9:00 a.m. Central Time at the Petroleum Club of Midland at 501 West Wall Street, Midland, TX 79701.

At the Annual Meeting, shareholders will be asked to:

1.

Approve an amendment to our Charter to declassify our Board of Directors and provide for the annual election of directors;

2.

Elect eleven directors to our Board of Directors, if Proposal 1 is approved;

3.

Elect three Class II directors to our Board of Directors, if Proposal 1 is not approved;

4.

Approve an amendment to our Charter to reflect the latest Delaware law provisions regarding officer exculpation;

5.

Approve, by a non-binding advisory vote, our named executive officer compensation;

6.

Recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve our named executive officer compensation;

7.

Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

8.

Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders of record at the close of business on April 2, 2024, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

CHAD W. MACDONALD

SVP, Deputy General Counsel and Secretary

Instead of mailing a printed copy of the proxy materials, including our Annual Report, to each shareholder of record, we are providing access to these materials via the internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April [  ], 2024, a Notice Regarding the Internet Availability of Proxy Materials (the Notice) was mailed to our shareholders of record as of the record date. The Notice contains instructions on how to electronically access the proxy materials on the internet and how to vote your shares. Instructions for requesting a paper copy of the proxy materials are also contained in the Notice.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible by using the internet or telephone voting procedures described in the Notice and in this Proxy Statement or by requesting a printed copy of the proxy materials (including the proxy card) and completing, signing and returning the enclosed proxy card by mail. We thank you for your continued support and cordially invite you to attend the Annual Meeting.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider before voting. Please read the entire Proxy Statement before voting. For more complete information regarding our 2023 operational and financial performance and definitions of industry terms, please review our Annual Report on Form 10-K for the year ended December 31, 2023 (the Annual Report), which accompanies this Proxy Statement.

ANNUAL MEETING AND VOTING DETAILS

Annual Meeting Details

DATE & TIME Wednesday, May 22, 2024 9:00 a.m. Central Time	LOCATION Petroleum Club of Midland 501 West Wall Street Midland, TX 79701	RECORD DATE April 2, 2024

Board Recommendations on Voting Matters

VOTING MATTER	VOTING RECOMMENDATION	PAGE REFERENCE
Proposal 1: Approval of Amendment to the Company’s Charter to Declassify the Board and Provide for the Annual Election of Directors	FOR	10
Proposal 2: Election of Eleven Directors, if Proposal 1 is Approved	FOR each Nominee	12
Proposal 3: Election of Three Class II Directors, if Proposal 1 is Not Approved	FOR each Class II Nominee	66
Proposal 4: Approval of Amendment to the Company’s Charter to Reflect the Latest Delaware Law Provisions Regarding Officer Exculpation	FOR	67
Proposal 5: Approval on an Advisory Basis of our Named Executive Officer Compensation	FOR	69
Proposal 6: Recommendation on the Frequency of Future Advisory Votes to Approve our Named Executive Officer Compensation	EVERY YEAR	70
Proposal 7: Ratification of Independent Auditors	FOR	71

Voting Your Shares

Even if you plan to attend the Annual Meeting, we strongly encourage you to vote as soon as possible by using one of the methods described below. In all cases, you will need to have your Control Number in hand, which is included on the Notice Regarding the Internet Availability of Proxy Materials (the Notice) or Proxy Card you receive in the mail. The deadline to vote is 11:59 p.m. Eastern Time on May 21, 2024 (the day before the Annual Meeting) except for voting that occurs in person during the Annual Meeting. If mailed, your completed and signed Proxy Card must be received by May 21, 2024.

BY INTERNET www.cstproxyvote.com	BY MOBILE DEVICE	BY MAIL Complete, sign, date and return your Proxy Card in the envelope provided

PERMIAN RESOURCES	2024 PROXY STATEMENT	5

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If you are the beneficial owner of shares held in street name (for example, your shares are held in your brokerage account), your method for accessing the proxy materials and voting may vary. Therefore, if you are a beneficial owner, please follow the instructions provided by your broker or nominee to vote by internet, telephone or mail. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information.

You may receive more than one Notice, Proxy Card or other voting instruction form if your shares are held through more than one account (for example, through different brokers or nominees). Each Notice, Proxy Card or other voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

FORWARD-LOOKING STATEMENTS

This Proxy Statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Please refer to the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Annual Report for a description of the substantial risks and uncertainties related to any forward-looking statements that may be included in this Proxy Statement.

ACHIEVEMENTS DURING 2023

As referenced in the Letter from our Co-CEOs, this past year was extremely successful for Permian Resources Corporation (PR). It marked PR’s first full year after it was formed through the merger-of-equals (the PR Merger) between Centennial Resource Development, Inc. (Centennial) and Colgate Energy Partners III, LLC (Colgate). During 2023, PR completed the integration of legacy Centennial and Colgate, delivered significant value to shareholders through its shareholder returns program, achieved its stated corporate goals and met or exceeded all of its public guidance for 2023. PR’s year-end 2023 position was further strongly supported by its acquisition of Earthstone Energy, Inc. (Earthstone), which closed on November 1, 2023 (the Earthstone Acquisition) and which enhanced PR’s position as the second largest pure-play exploration and production company in the Permian Basin.

We are proud of our financial and operational performance for 2023, and some specific highlights of our accomplishments in 2023 and early 2024 are listed below.

•	Closed $4.5 billion Earthstone Acquisition on November 1, 2023
•	Delivered approximately $324 million, or $0.47 per share, in dividends to shareholders in 2023
•	Repurchased 10 million shares through our share repurchase program at an average weighted price of $12.46 per share
•	Generated Adjusted Free Cash Flow (1) of $711 million in 2023
•	Met or outperformed all of PR’s standalone guidance, significantly exceeding production targets while remaining within original budget on capital expenditures and controllable cash costs
•	Replaced greater than 100% of PR’s developed locations in 2023 through successful portfolio optimization transactions, effectively increasing inventory life
•	Achieved total shareholder returns of approximately 49% during 2023

(1)	Adjusted Free Cash Flow is a non-GAAP financial measure. See Appendix A for a reconciliation of this financial measure to our most directly comparable financial measure calculated in accordance with GAAP.

PERMIAN RESOURCES	2024 PROXY STATEMENT	6

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) HIGHLIGHTS

We are committed to producing oil and natural gas in a way that creates long-term value for our stakeholders, which includes the commitment to do so in an ethical, inclusive, pragmatic and environmentally and socially responsible way. That commitment extends throughout our operations and includes a dedication to superior performance with respect to ESG matters.

During the Fall of 2023, we published our first Corporate Sustainability Report (the CSR) as PR, which is available on our website at https://permianres.com/sustainability. The CSR builds upon our prior ESG disclosures and covers our performance in environmental stewardship, regulatory compliance, health and safety, corporate governance, ethics, security, workforce diversity and development, wellbeing and community engagement matters.

The table below identifies some ESG highlights relating to 2023.

Board Governance

•

Refreshed board membership by appointing two new directors at closing of the Earthstone Acquisition

•

Reorganized committee structure to establish a separate Environmental, Social and Governance Committee with a dedicated focus on ESG matters

Shareholder Alignment	• Our performance-focused compensation philosophy, coupled with one of the largest management ownership interests in the industry, drove differentiated shareholder alignment
ESG Management & Oversight	• Maintained a dedicated Corporate Sustainability team that focuses entirely on ESG matters and regularly reported to the Environmental, Social and Governance Committee
Water Recycling

•

Recycled and reused 33.9 million barrels of water in 2023

•

Decreased fresh water usage to 0.4 million barrels (1% of total water used in 2023) from 3.1 million barrels (8% of total water used in 2022)

Flaring	• Flared only 2.7% of natural gas volumes in 2023
Land Use

•

Utilized multiple well pads and centralized production facilities, which reduce surface impact compared to single well pads and facilities

•

Limited both oil and produced water spills to approximately 0.002% of volumes produced in 2023

Prioritizing Pipelines Over Trucks	• Transported over 98% of our produced water by pipeline, reducing trucking-related emissions, improving safety, minimizing the potential for spills and lessening the impact on local roads
Responsibly Powering Our Operations	• Utilized infrastructure investment and advancement planning to operate 58 electric powered compressors in 2023, up from 35 in 2022 and further reducing the need for natural gas powered compressors
Health & Safety	• Limited Total Recordable Incident Rate (TRIR) for employees and contractors to approximately 0.55

PERMIAN RESOURCES	2024 PROXY STATEMENT	7

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CORPORATE GOVERNANCE AND COMPENSATION HIGHLIGHTS

We are committed to corporate governance and compensation practices that follow best processes, promote the long-term interests of our shareholders, strengthen our Board, foster management accountability and help build public trust in our company. The table below identifies some highlights.

BOARD & COMMITTEE STRUCTURE	GOVERNANCE PRACTICES	COMPENSATION PRACTICES
Roles of Chair of the Board and Co-CEOs are separate	Board and Committee risk oversight	Our Co-CEOs receive compensation solely in performance-based equity awards

Majority voting in uncontested director elections	Active shareholder engagement	Stock ownership guidelines

Board committees include only independent directors	No employment agreements	Independent compensation consultant

Diverse Board skills and experience	No shareholder rights (poison pill) or similar plan	Director compensation program enables compensation solely in equity awards

Refreshed Board composition following PR Merger and Earthstone Acquisition	Non-hedging and non-pledging policies for our company securities	Compensation clawback policy

	Director education	Double-trigger required for change-in-control benefits

	Related person transactions policy	No tax gross-ups for change-in-control payments

2023 Executive Compensation

Our Co-CEOs’ compensation consists entirely of long-term equity based compensation. They do not receive a base salary, annual bonus or any other form of cash compensation. Instead, 100% of their compensation is provided through performance stock units (PSUs). The PSUs are restricted stock unit awards subject to performance-based vesting, and the ultimate number of shares earned depends on the total shareholder returns (TSR) of Permian Resources on both an absolute basis and a relative basis to PR’s peer group.

In September 2022, on the closing date of the PR Merger, the Compensation Committee awarded PSUs to our Co-CEOs in an amount that was designed to represent the value of a three year-grant. These PSUs were divided into three equal tranches, with the performance periods for each tranche lasting approximately three, four and five years from the closing date of the PR Merger. The Compensation Committee took this approach to incentivize long-term value creation by our Co-CEOs. As a result, 100% of our Co-CEOs’ expected realized pay over their first three, four and five years as Co-CEOs of Permian Resources will depend entirely on PR’s TSR over the same time periods. Because the Co-CEOs’ PSU grants were designed to represent a three-year grant, the Compensation Committee does not intend to make any additional grants to our Co-CEOs until the end of the three year period.

Co-CEO’s Compensation

PERMIAN RESOURCES	2024 PROXY STATEMENT	8

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DIRECTOR NOMINEES

There are currently eleven directors on our Board, divided into three substantially equal classes. If the shareholders approve the Declassification Amendment (as defined in Proposal 1 below), the table below identifies the eleven director nominees named in this Proxy Statement, each of whom currently serves on our Board.

DIRECTOR NOMINEES	AGE	DIRECTOR SINCE
Robert J. Anderson	62	2023
Maire A. Baldwin	58	2016
Frost W. Cochran	59	2023
Karan E. Eves	42	2022
Steven D. Gray (Board Chair)	64	2022
William M. Hickey III	37	2022
Aron Marquez	41	2022
William J. Quinn	53	2022
Jeffrey H. Tepper	58	2016
Robert M. Tichio	46	2016
James H. Walter	36	2022

If the shareholders do not approve the Declassification Amendment, the current terms of office of the Class II directors will expire at this Annual Meeting. The table below identifies the three Class II director nominees named in this Proxy Statement, each of whom currently serves on our Board.

DIRECTOR NOMINEES	AGE	DIRECTOR SINCE
Karan E. Eves	42	2022
William J. Quinn	53	2022
Jeffrey H. Tepper	58	2016

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PROPOSAL 1:

Approval of Amendment to the Company’s Charter to Declassify the Board and Provide for the Annual Election of Directors

We are asking our shareholders to vote to approve a proposal to amend (the Declassification Amendment) the Company’s Fourth Amended and Restated Certificate of Incorporation (the Charter) to provide for the elimination of the classified structure of the Board and for the annual election of the directors. Declassifying the Board will allow the Company’s shareholders to vote on the election of our entire Board each year, rather than the three-year staggered basis that our current classified board structure requires. The description of the Declassification Amendment is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Article V in the form of Fifth Amended and Restated Certificate of Incorporation of the Company (the Amended and Restated Charter) attached as Appendix B and incorporated into this Proxy Statement by reference. Additions are indicated by underlining, and deletions are indicated by strike-outs.

If Proposal 1 is approved by our shareholders, the Charter will be amended and restated to reflect the revisions contemplated by the Declassification Amendment (as well as certain non-substantive administrative updates and the other revisions contemplated by Proposal 4 below, if Proposal 4 is also approved by our shareholders) and the Amended and Restated Charter will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur as soon as practicable following voting by the shareholders at the Annual Meeting. If Proposal 1 is approved by our shareholders, the amendments will provide for the immediate annual election of all directors and for all eleven nominees for director to be proposed for re-election at the Annual Meeting (see Proposal 2 below). If the shareholders approve Proposal 1, but not Proposal 4, the Amended and Restated Charter will only reflect the revisions contemplated by the Declassification Amendment.

As of the date of distribution of this Proxy Statement, the Company’s directors whose terms do not expire at the Annual Meeting have acknowledged and agreed that if the Declassification Amendment is approved, their current terms shall end at the 2024 annual meeting of shareholders, and they will no longer be Class I or Class III directors, as applicable. If the Company’s shareholders do not approve the Declassification Amendment, the Board will remain classified, and the Company’s shareholders will instead be asked to elect only those three Class II directors proposed for election and discussed under Proposal 3 below.

If our shareholders do not approve this Proposal 1, the changes described in this section will not be made, and the Declassification Amendment described in this section will not take effect. The approval of this Proposal 1 is not conditioned upon approval of any of the other proposals, including the Exculpation Amendment proposal (Proposal 4).

CURRENT CLASSIFIED BOARD STRUCTURE

Under Article V of the Charter, the Board is currently separated into three classes as nearly equal in number as possible. Absent the earlier resignation or removal of a director, each year the shareholders are asked to elect the directors comprising one of the classes for a three-year term. The term of the current Class II directors is set to expire at the Annual Meeting. The term of the Class III directors is set to expire in 2025, and the term of the Class I directors is set to expire in 2026. Under the current classified board structure, shareholders may only elect approximately one-third of the Board each year.

PERMIAN RESOURCES	2024 PROXY STATEMENT	10

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RATIONALE FOR APPROVAL

The Nominating and Corporate Governance Committee and the Board carefully considered the advantages and disadvantages of amending the Charter to declassify the Board. While the Board believes that the classified board structure has historically helped promote continuity and stability, the Board and the Nominating and Corporate Governance Committee recognize the sentiment of the Company’s shareholders and institutional investor groups in favor of the annual election of all directors, and the Board believes it is in the best interest of shareholders for the Company to declassify the Board.

The classified board structure has been in place at the Company since its predecessor, Centennial Resource Development, Inc., initially went public in 2016. In addition to other factors considered by the Board, the Board has taken note of the trend toward declassification among public companies within the exploration and production industry, as well as more broadly, and the particular prevalence of declassified board structures among the exploration and production companies that the Company views as peers. In making its decision to recommend declassification to the shareholders, the Board has recognized that an annual election fosters more immediate Board accountability, enables the Company’s shareholders to express a view on each director’s performance by means of an annual vote and supports the Company’s ongoing efforts to maintain “best practices” in corporate governance. Based on the foregoing, the Company is proposing the immediate elimination of its classified board at the Annual Meeting.

VOTE REQUIRED AND BOARD RECOMMENDATION

The approval of the Declassification Amendment proposal requires the affirmative vote of shareholders holding at least a majority of the outstanding voting stock of the Company voting together as a single class. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal 1.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE DECLASSIFICATION AMENDMENT PROPOSAL AS DISCUSSED ABOVE.

PERMIAN RESOURCES	2024 PROXY STATEMENT	11

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PROPOSAL 2:

Election of Eleven Directors, if Proposal 1 is Approved

If the Company’s shareholders approve the Declassification Amendment described in Proposal 1 at the Annual Meeting, the shareholders will be asked to consider eleven nominees for election to the Board. Each nominee would serve for a one-year term until the 2025 annual meeting of shareholders of the Company. If the Company’s shareholders do not approve Proposal 1, the current classified board structure will remain in place and this Proposal 2 will not be submitted to a vote at the Annual Meeting, and instead Proposal 3 (Election of Three Class II Directors, if Proposal 1 is Not Approved) will be submitted in its place.

If prior to the Annual Meeting a nominee becomes unavailable to serve as a director, any shares represented by a proxy directing a vote will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board. As of the mailing of these proxy materials, the Board has no reason to believe any director nominee would not be available to serve.

BOARD STRUCTURE

In connection with the Earthstone Acquisition, on November 1, 2023, (a) the Board increased the size of the Board to consist of eleven members, (b) Matthew G. Hyde resigned from the Board and (c) the Board appointed Robert J. Anderson and Frost W. Cochran to the Board.

The following table provides a snapshot of the current members of the Board and its committees.

		COMMITTEE MEMBERSHIP
DIRECTOR NOMINEES	DIRECTOR SINCE	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	ENVIRONMENTAL, SOCIAL AND GOVERNANCE
ROBERT J. ANDERSON	2023
MAIRE A. BALDWIN	2016
FROST W. COCHRAN	2023
KARAN E. EVES	2022
STEVEN D. GRAY (BOARD CHAIR)	2022
WILLIAM M. HICKEY III	2022
ARON MARQUEZ	2022
WILLIAM J. QUINN	2022
JEFFREY H. TEPPER	2016
ROBERT M. TICHIO	2016
JAMES H. WALTER	2022

= Chair	= Member

PERMIAN RESOURCES	2024 PROXY STATEMENT	12

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DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee of our Board identifies, evaluates and recommends director candidates to our Board with the goal of identifying individuals with a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee may also consider certain other criteria as set forth in our Corporate Governance Guidelines, including:

•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	the candidate’s experience as a board member of another publicly held company and, in the case of an incumbent director, such director’s past performance on our Board;
•	the candidate’s professional and academic experience relevant to our industry;
•	the strength of the candidate’s leadership skills;
•	the candidate’s experience in specialized areas of practice, including in the areas of finance and accounting; environmental, social and governance; human capital and executive compensation; and technology and cybersecurity;
•	the diversity of the Board in terms of gender, race, ethnicity, age, sexual orientation, professional background and otherwise; and
•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable.

The Nominating and Corporate Governance Committee and the Board monitor the mix of specific experience, qualifications and skills of our directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively. The Nominating and Corporate Governance Committee identifies candidates through the personal, business and organizational contacts of the directors and management, as well as through executive search firms engaged by the Nominating and Corporate Governance Committee to assist in the process.

We are committed to building a diverse Board comprised of individuals from different backgrounds, including differences in viewpoints, education, gender, race or ethnicity, age and other individual qualifications and attributes. To further this commitment, the Nominating and Corporate Governance Committee will continue to require that any search firm retained by the Committee to assist in a director search process present a diverse pool of candidates, including women, minority and other candidates of underrepresented communities.

Our Corporate Governance Guidelines require that each nominee for director sign and deliver to our Board an irrevocable letter of resignation that becomes effective if (a) the nominee does not receive a majority of the votes cast in an uncontested election, and (b) the Board decides to accept the resignation. The Board has received such conditional letters of resignation from each of the nominees named in Proposal 2.

While the Nominating and Corporate Governance Committee will consider nominees suggested by shareholders, it did not receive any shareholder nominations for the Annual Meeting prior to the deadline for such nominations.

PERMIAN RESOURCES	2024 PROXY STATEMENT	13

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SUMMARY OF DIRECTOR QUALIFICATIONS

The biographies of the members of our Board demonstrate a diversity of experience and a wide variety of backgrounds, skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our shareholders. The following matrix highlights key qualifications, skills, diversity and other attributes each director brings to the Board. More details on each director’s qualifications, skills and expertise are included in the director biographies on the following pages.

SKILLS AND EXPERIENCE	ROBERT ANDERSON	MAIRE BALDWIN	FROST COCHRAN	KARAN EVES	STEVE GRAY	WILLIAM HICKEY	ARON MARQUEZ	WILLIAM QUINN	JEFFREY TEPPER	ROBERT TICHIO	JAMES WALTER
Accounting / Financial Oversight
Business Development / M&A
ESG Oversight
Executive Leadership
Finance / Capital Markets
Geology / Reservoir Engineering
Investor Relations
Marketing / Midstream
Public Company Board
Strategic Planning / Risk Management
TENURE AND INDEPENDENCE
Tenure (Years)	<1	7	<1	1	1	1	1	1	7	7	1
Independent
DEMOGRAPHICS
Age	62	58	59	42	64	37	41	53	58	46	36
Gender Identity	M	F	M	F	M	M	M	M	M	M	M
White
Ethnic Diversity

PERMIAN RESOURCES	2024 PROXY STATEMENT	14

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DIRECTOR NOMINEES

ROBERT J. ANDERSON
AGE: 62 DIRECTOR SINCE: November 2023 Independent COMMITTEES: • Compensation Committee • Environmental, Social and Governance Committee

Mr. Anderson served as President and Chief Executive Officer of Earthstone between April 2020 and November 2023, having previously served as President since April 2018. He also served on the board of directors of Earthstone between April 2022 and November 2023. From December 2014 through April 2018, he served as Earthstone’s Executive Vice President, Corporate Development and Engineering. Previously, he served in a similar capacity with Oak Valley Resources LLC (Oak Valley) from March 2013 until the closing of its strategic combination with Earthstone in December 2014. Prior to joining Oak Valley, he served from August 2012 to February 2013 as Executive Vice President and Chief Operating Officer of Halcón Resources Corporation (Halcón). Mr. Anderson was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012, ultimately serving as a director and Executive Vice President, Chief Operating Officer - Northern Region. He was involved in the formation of Southern Bay Energy in September 2004 as Vice President, Acquisitions until its merger with GeoResources in April 2007. From March 2004 to August 2004, Mr. Anderson was employed by AROC, a predecessor company to Southern Bay Energy, as Vice President, Acquisitions and Divestitures. Prior to March 2004, he was employed in technical and supervisory roles with Anadarko Petroleum Corporation, major oil companies including ARCO International/Vastar Resources, and independent oil companies, including Hugoton Energy, Hunt Oil and Pacific Enterprises Oil Company. His professional experience of over 30 years includes acquisition evaluation, reservoir and production engineering, field development, project economics, budgeting and planning, and capital markets. He is currently an At-Large Director of the Independent Petroleum Association of America (IPAA). Mr. Anderson holds a Master in Business Administration degree from the University of Denver and a Bachelor of Science degree in Petroleum Engineering from the University of Wyoming.

We believe Mr. Anderson is qualified to serve on our Board due to his leadership experience, intimate knowledge of the oil and gas industry, technical expertise, familiarity with our operations and expertise in acquisitions in our industry.

MAIRE A. BALDWIN
AGE: 58 DIRECTOR SINCE: October 2016 Independent COMMITTEES: • Compensation Committee (Chair) • Audit Committee

Prior to joining the Board, Ms. Baldwin was employed as an Advisor to EOG Resources, Inc., an independent U.S. oil and gas company from March 2015 until April 2016. Prior to that, she served as Vice President, Investor Relations at EOG from 1996 to 2014. Ms. Baldwin has served as a director of the Houston Parks Board since 2011, a non-profit dedicated to developing parks and green space in the greater Houston area where she serves on several committees. She also has served on the board and several board committees of The Rothko Chapel since 2021. Ms. Baldwin is a co-founder of Pursuit, a non-profit dedicated to raising funds and awareness of adults with intellectual and developmental disabilities. Ms. Baldwin holds a Master of Business Administration degree and a Bachelor of Arts degree in Economics from the University of Texas at Austin.

We believe Ms. Baldwin is qualified to serve on our Board due to her experience in the energy industry. From her executive experience with EOG, Ms. Baldwin has a deep understanding of the oil and gas industry generally and investor relations issues specifically, which we believe gives her an important insight into best practices relating to shareholder engagement and an understanding of the investment community’s expectations for public companies in our industry.

PERMIAN RESOURCES	2024 PROXY STATEMENT	15

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FROST W. COCHRAN
AGE: 59 DIRECTOR SINCE: November 2023 Independent COMMITTEES: • Audit Committee • Environmental, Social and Governance Committee

Mr. Cochran served on the board of directors of Earthstone between April 2022 and November 2023. Since 2006, he has been a Managing Director and founding partner of Post Oak Energy Capital, LP (Post Oak), a Houston based investor in oil & gas operating and minerals holding companies, and related midstream infrastructure and services companies. Prior to founding Post Oak in 2006, Mr. Cochran served from 2004 to 2006 as the President of the holding company of Belden & Blake, which held operating interests in oil and gas properties and related infrastructure in the Appalachian Basin. In 2002, he co-founded and served as President of Signal Hill Power, a merchant power owner operator in the Texas ERCOT market. Mr. Cochran served as a Managing Director of Torch Energy from 1998 until March 2002, Managing Director and Partner at Energy Asset Management LLC from 1996 through 1998, Vice President of Enron Development Corporation from 1993 until 1996, as Project Finance Manager at Destec Energy Inc., a subsidiary of The Dow Chemical Company, from 1991 until 1993 and with Kemper Securities Group from 1989 until 1991. Mr. Cochran serves on the boards of several Post Oak portfolio companies in the upstream, midstream and services sectors of the energy industry and is a member of Post Oak’s investment committee. Mr. Cochran is a member of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners. Mr. Cochran holds a Master in Business Administration degree from the University of Texas at Austin and a Bachelor in Business Administration degree from the University of Mississippi.

We believe Mr. Cochran is qualified to serve on our Board due to his extensive experience in investing in the oil and gas industry, including serving on the boards of private oil and gas exploration and production companies. Also, based on his experience and as a Managing Director of Post Oak, Mr. Cochran is able to provide the Board with insights regarding financial matters and strategic planning.

KARAN E. EVES
AGE: 42 DIRECTOR SINCE: September 2022 Independent COMMITTEES: • Audit Committee • Nominating and Corporate Governance Committee

Ms. Eves is the Chief Operating Officer of Boaz Energy II, LLC, which she co-founded in 2013. In 2011, she founded Boaz Energy, LLC and served as the company’s Chief Executive Officer. In 2010, Ms. Eves founded Markar Energy Company, an independent engineering consulting firm, and served as its Chief Executive Officer until 2011. Ms. Eves began her career at Merit Energy Company in 2004 and held various roles over her six years with the company, including serving as the Interim Division Manager for Merit’s East Rockies Division. She has served in numerous volunteer roles in her community including Trinity School TCA President, Sustainer of the Junior League of Midland and Sunday School Teacher, and she sits on the finance committee for several nonprofit organizations in Midland. Ms. Eves holds a Bachelor of Science in Petroleum Engineering degree from Texas Tech University.

We believe Ms. Eves is qualified to serve on our Board due to her executive experience operating an upstream oil and gas operator in the Permian Basin.

PERMIAN RESOURCES	2024 PROXY STATEMENT	16

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STEVEN D. GRAY
AGE: 64 DIRECTOR SINCE: September 2022 Independent Board Chair COMMITTEES: • Compensation Committee • Nominating and Corporate Governance Committee (Chair)

Mr. Gray served as the co-founder, director and Chief Executive Officer of RSP Permian Inc. from its inception in 2010 until its merger with Concho Resources in 2018. After the merger with Concho, he joined Concho’s Board of Directors and served until Concho was acquired by ConocoPhillips in 2021. Prior to forming RSP Permian, Mr. Gray founded several successful oil and gas ventures spanning nearly 20 years in partnerships with Natural Gas Partners, an Irving, Texas based private equity company. Before that, Mr. Gray spent 11 years employed in the oil and gas industry in various capacities as a petroleum engineer. Mr. Gray currently serves on the Board of Directors of Range Resources Corporation and the Texas Tech Foundation Advisory Board. In addition, he is a member of the Petroleum Engineering Academy, serves on the Dean’s Advisory Council for the College of Engineering at Texas Tech University and is a member of the Executive Advisory Council of the George W. Bush Presidential Center in Dallas, Texas.  Mr. Gray holds a Bachelor of Science in Petroleum Engineering degree from Texas Tech University.

We believe Mr. Gray’s prior executive roles for numerous upstream oil and gas companies, including as CEO, as well as experience serving on the boards of multiple public oil and gas companies, qualify him to serve as a member of the Board.

ARON MARQUEZ
AGE: 41 DIRECTOR SINCE: September 2022 Independent COMMITTEES: • Nominating and Corporate Governance Committee • Environmental, Social and Governance Committee

Mr. Marquez is the Executive Chairman of Wildcat Oil Tools, LLC, an international oil field services and technology company. Mr. Marquez founded Wildcat Oil Tools in 2012 and served as its Chief Executive Officer until becoming the company’s Executive Chairman in January 2023. In 2009, Mr. Marquez founded St. Andrews Royalties LLC, an oil and gas royalty company, for which he serves as President. Prior to founding these companies, Mr. Marquez held various roles from 2004 to 2009 at Nabors Industries, including District Manager overseeing the company’s well servicing operations in West Texas and New Mexico. In 2019, Mr. Marquez founded Flecha Azul Tequila LLC, a premium tequila company, and continues to be active in the company’s management following its expansion through a joint venture with industry professionals in 2021. Mr. Marquez also serves as Chief Executive Officer of Black Quail Apparel LLC, a company that manufactures and sells premium golfing and leisure apparel, and co-founder of Ombré Men, an innovative men’s skincare company. He serves on the Board of Directors for the First Tee of West Texas and previously served on the Midland Community Hospital Advisors Board, the Midland YMCA Board and the United Way of Odessa Board. Mr. Marquez holds a Bachelor of Arts in Organizational Leadership degree from the University of Oklahoma.

We believe Mr. Marquez is qualified to serve on our Board due to his entrepreneurial history and leadership experience in the oilfield services industry, including in the Permian Basin.

WILLIAM J. QUINN
AGE: 53 DIRECTOR SINCE: September 2022

Mr. Quinn is a Founder and Managing Partner of Pearl Energy Investments (Pearl). Prior to founding Pearl in 2015, Mr. Quinn served as Managing Partner of Natural Gas Partners (NGP). In his capacity as Managing Partner, he co-managed NGP’s investment portfolio and played an active role in the full range of NGP’s investment process. Mr. Quinn serves on the boards of directors of a number of Pearl companies and their affiliates. From September 2021 until May 2022, he served as a director and Chairman of the Board for Spring Valley Acquisition Corporation, which is now called NuScale Power Corporation following the company’s business combination in May 2022. Mr. Quinn holds a Master of Business Administration degree from the Stanford University Graduate School of Business and a Bachelor of Science in Economics degree, with honors, from the Wharton School of the University of Pennsylvania with a concentration in finance.

We believe that Mr. Quinn’s deep industry and investing experience and intimate knowledge of Pearl and PR’s assets make him well suited to serve as a member of our Board.

PERMIAN RESOURCES	2024 PROXY STATEMENT	17

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JEFFREY H. TEPPER
AGE: 58 DIRECTOR SINCE: February 2016 Independent COMMITTEES: • Audit Committee (Chair) • Nominating and Corporate Governance Committee

Mr. Tepper is Founder of JHT Advisors LLC, an M&A advisory and investment firm. From 1990 to 2013, Mr. Tepper served in a variety of senior management and operating roles at the investment bank Gleacher & Company, Inc. and its predecessors and affiliates, where he was Head of Investment Banking and a member of the Firm’s Management Committee. As Gleacher’s former Chief Operating Officer, he also oversaw operations, compliance, technology and financial reporting. In 2001, Mr. Tepper co-founded Gleacher’s asset management activities and served as President. Gleacher managed over $1 billion of institutional capital in the mezzanine capital and hedge fund areas. Mr. Tepper served on the Investment Committees of Gleacher Mezzanine and Gleacher Fund Advisors. Between 1987 and 1990, Mr. Tepper was employed by Morgan Stanley & Co. as a financial analyst in the mergers & acquisitions and merchant banking departments.

In addition, Mr. Tepper serves, or has served, as a director of the following companies:

•  Decarbonization Plus Acquisition Corporation IV (2021-February 2023)

•  Decarbonization Plus Acquisition Corporation III (2021)

•  Decarbonization Plus Acquisition Corp (2020 – July 2021)

•  Decarbonization Plus Acquisition Corporation II (2020 – 2022)

Mr. Tepper holds a Master of Business Administration degree from Columbia Business School and a Bachelor of Science in Economics degree from The Wharton School of the University of Pennsylvania with concentrations in finance and accounting.

We believe Mr. Tepper is qualified to serve on our Board due to his significant investment and financial experience, particularly as it relates to mergers and acquisitions, corporate finance, leveraged finance and asset management.

ROBERT M. TICHIO
AGE: 46 DIRECTOR SINCE: October 2016 Independent COMMITTEES: • Compensation Committee • Environmental, Social and Governance Committee (Chair)

Mr. Tichio serves as the Chief Executive Officer and Managing Partner of Fortescue Capital, a green energy investment accelerator platform, which he helped launch in November 2023. Mr. Tichio served as a Partner of Riverstone from 2006 through 2023. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area of Goldman Sachs, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts.

Mr. Tichio serves on the boards of directors of a number of Riverstone portfolio companies and their affiliates. Mr. Tichio serves, or has served, as a director of the following companies:

•  Pipestone Energy Corp. (since 2019)

•  Talos Energy Inc. (2012-February 2023)

•  Solid Power, Inc. (2021-May 2022)

•  Tritium DCFC Limited (Chairman) (since 2022)

•  Hammerhead Resources Inc. (Chairman) (2021-December 2023)

Mr. Tichio holds a Master of Business Administration degree from Harvard University and a Bachelor of Arts degree from Dartmouth College.

We believe Mr. Tichio is qualified to serve on our Board due to his capital markets and mergers and acquisitions experience. Mr. Tichio also serves as a director on the boards of other traditional energy and renewable energy companies, which we believe further enhances his understanding of the industry and perspective on best practices relating to ESG matters, corporate governance, management and capital markets transactions.

PERMIAN RESOURCES	2024 PROXY STATEMENT	18

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WILLIAM M. HICKEY III
AGE: 37 DIRECTOR SINCE: September 2022

Mr. Hickey has served as our Co-Chief Executive Officer and a director since the PR Merger closed on September 1, 2022. Prior to that, he co-founded Colgate Energy Partners with Mr. Walter in 2015 and served as Colgate’s Co-Chief Executive Officer and as a member of Colgate’s Board of Managers from 2015 until the PR Merger closed in 2022. Prior to co-founding Colgate, Mr. Hickey worked for the energy private equity firm EnCap Investments where he evaluated and monitored investments across the oil and gas space with a focus on the Permian Basin. Prior to joining EnCap Investments, Mr. Hickey worked for Pioneer Natural Resources, where he rotated through numerous engineering positions and worked directly for the Chief Operating Officer. Mr. Hickey holds a Master of Business Administration degree from Southern Methodist University and a Bachelor of Science in Petroleum Engineering degree from the University of Texas at Austin.

We believe Mr. Hickey’s role as our Co-Chief Executive Officer as well as his substantial experience with and understanding of the energy industry gathered from his experience as an investment professional and from co-founding and co-leading Colgate qualify him to serve as a member of the Board.

JAMES H. WALTER
AGE: 36 DIRECTOR SINCE: September 2022

Mr. Walter has served as our Co-Chief Executive Officer and a director since the PR Merger closed on September 1, 2022. Previously, he co-founded Colgate Energy Partners with Mr. Hickey in 2015 and served as Colgate’s Co-Chief Executive Officer and as a member of Colgate’s Board of Managers from 2015 until the PR Merger closed in 2022. Prior to co-founding Colgate, Mr. Walter worked for Denham Capital, an energy private equity firm, where he evaluated and monitored investments across the oil and gas space with a focus on the Permian Basin. Prior to joining Denham Capital, Mr. Walter worked for Boston Consulting Group primarily focusing on evaluating upstream assets for exploration and production companies. Mr. Walter holds a Bachelor of Arts degree in the Plan II Honors Program and a Bachelor of Business Administration degree in Finance from the University of Texas Austin.

We believe Mr. Walter’s role as our Co-Chief Executive Officer as well as his substantial experience with and understanding of the energy industry gathered from his experience as an investment professional and from co-founding and co-leading Colgate qualify him to serve as a member of the Board.

VOTE REQUIRED AND BOARD RECOMMENDATION

The election of each of the eleven director nominees requires the vote of a majority of the votes cast at the Annual Meeting, which means the number of votes cast “FOR” such nominee exceeds the number of votes cast “AGAINST” such nominee. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on the outcome of the election of directors.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PERMIAN RESOURCES	2024 PROXY STATEMENT	19

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CORPORATE GOVERNANCE

GOVERNANCE HIGHLIGHTS

We are committed to corporate governance practices that promote the long-term interests of our shareholders, strengthen our Board, foster management accountability and help build public trust in our company. The table below sets forth some of our most important governance highlights, which are described in more detail in this Proxy Statement.

Board and Committee Structure

• Independent Chair of the Board	• Declassified Board (assuming Proposal 1 is approved)
• 8 of 11 Independent Directors	• Independent Committee Members
• Diverse Board Skills and Experience	• Majority Voting in Uncontested Director Elections

Board and Committee Governance; Board’s Role in Risk Oversight

• Corporate Governance Guidelines	• Annual Board and Committee Self-Evaluations
• Code of Business Conduct and Ethics	• Director Education
• Board and Committee Risk Oversight	• Active Shareholder Engagement
• No Shareholder Rights (Poison Pill) or Similar Plan	• Confidential Complaint and Reporting Procedures
• Regular Review and Update of Committee Charters and other Governance Policies	• Review of Related Person Transactions and other potential Conflicts of Interests

Our website (www.permianres.com) includes materials that are helpful in understanding our corporate governance practices, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Policy for Related Person Transactions, Policy for Accounting-Related Complaints and charters for the committees of our Board.

BOARD ROLE IN RISK OVERSIGHT

As an oil and gas exploration and production company, we encounter a variety of risks, including, among others, commodity price volatility and supply and demand risks, risks associated with rising costs of doing business, legislative and regulatory risks, availability of capital and financing, risks associated with our development, acquisition and production activities, environmental and weather-related risks, cybersecurity risks and risks associated with political instability. We encourage you to read our discussion of the risks we face in the “Risk Factors” section of the Annual Report.

Our senior management is responsible for the day-to-day management of the risks we face. We have a Risk Management Committee comprised of our Chief Financial Officer and General Counsel, and such other officers and employees as may be appointed from time to time by the committee. The Risk Management Committee meets regularly to identify, assess and manage our risk exposures and periodically reports significant risk exposures to the Board or one or more of the Board’s committees.

Our Board, directly and through its committees, oversees our management of risk exposures. Specifically, our Board is responsible for ensuring that the risk management processes designed and implemented by management are adequate to address the risks we face and function as intended. Accordingly, during the course of each year, the Board:

•	Reviews and approves management’s operating plans and considers any risks that could affect operating results;
•	Reviews the structure and operation of our various departments and functions; and
•	Reviews related risk analyses and mitigation plans in connection with its review and approval of particular transactions and initiatives.

PERMIAN RESOURCES	2024 PROXY STATEMENT	20

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The Board has delegated certain risk oversight responsibility to its committees. The following table identifies the primary risk oversight of each committee.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE
• Financial statements and financial reporting processes	• Risks related to compensation arrangements and whether performance goals encourage excessive risk taking	• Corporate governance processes and best practices	• ESG matters and trends
• Related person transactions	• Retention risks	• Board and committee structure	• Charitable and political activities
• Cybersecurity	• Other risks relating to our human capital	• Succession planning
• Oil and gas reserves
• Management’s general guidelines, policies and processes to identify and address risk exposures
• The adequacy and effectiveness of our internal control policies and procedures

BOARD INDEPENDENCE

The New York Stock Exchange (NYSE) listing rules require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is generally defined as a person who the board of directors determines has no “material relationship” with the company. Our Board has determined that Robert Anderson, Maire Baldwin, Frost Cochran, Karan Eves, Steven Gray, Aron Marquez, Jeffrey Tepper and Robert Tichio are independent within the meaning of the NYSE listing rules. Further, our Board has determined that Messrs. Cochran and Tepper, as well as Mses. Baldwin and Eves, the current members of the Audit Committee, are independent with the meaning of Rule 10A-3 of the Exchange Act.

BOARD LEADERSHIP STRUCTURE

We have no policy with respect to the separation of the offices of Chair of the Board and Chief Executive Officer. In 2022, in connection with the retirement of Sean Smith, who served as our Executive Chair from the PR Merger closing until December 31, 2022, the Board appointed Steven Gray as independent Board Chair.

Our Board believes this leadership structure permits our Co-CEOs to focus their attention on setting the strategic direction of our company and managing our business while allowing the Chair to function as an important liaison between our management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs.

SUCCESSION PLANNING

The Nominating and Corporate Governance Committee oversees and approves plans for succession planning. As it relates to CEO succession planning, the Committee identifies the qualities and characteristics necessary for an effective CEO or Co-CEO and monitors and reviews the development and progression of potential candidates against these standards. The Nominating and Corporate Governance Committee also regularly consults with our Co-CEOs on senior management succession planning.

PERMIAN RESOURCES	2024 PROXY STATEMENT	21

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CLASSIFIED BOARD STRUCTURE

In the past, the Board, in consultation with the Nominating and Corporate Governance Committee, determined that a classified board structure was appropriate for the Company since it may foster stability, continuity and experience within our Board. However, as discussed under Proposal 1, based on the Board’s and the Nominating and Corporate Governance Committee’s desire to maintain best practices in corporate governance and on input received from the Company’s shareholders, the Board has determined that a declassified board structure may be more appropriate for the Company and in the best interests of our shareholders at this time. The annual election of all directors fosters more immediate Board accountability, enables the Company’s shareholders to express a view on each director’s performance by means of an annual vote and supports the Company’s ongoing efforts to maintain “best practices” in corporate governance. In particular, peers of our size and scope generally opt for a declassified board structure.

If our shareholders vote to approve the Declassification Amendment described in Proposal 1, our directors will no longer be separated into three classes and will instead form one class subject to annual election. If the shareholders do not approve the Declassification Amendment described in Proposal 1, our Board will continue to be classified into three classes as nearly equal in number as possible. See Proposal 1 above for a more detailed discussion.

MAJORITY VOTE IN DIRECTOR ELECTIONS

Our governance documents provide for a majority voting standard in uncontested director elections. As a result, the election of the director nominees named in Proposal 2 and Proposal 3 requires that each director be elected by a majority of the votes cast, as may be applicable, meaning that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee. We believe that this majority voting standard in uncontested director elections gives our shareholders a greater voice in determining the composition of our Board than a plurality voting standard. For any director election where the number of director nominees exceeds the number of directors to be elected (in other words, a contested election), a plurality voting standard continues to apply pursuant to our governance documents.

Our Corporate Governance Guidelines include a director resignation policy to address the issue of any “holdover” director who is not re-elected but remains a director because his or her successor has not been elected or appointed. This policy requires each incumbent director that is nominated by our Board for re-election to tender an irrevocable resignation letter to the Board prior to the mailing of the proxy statement for the meeting at which such nominee is to be re-elected as director. If such incumbent director is not re-elected by a majority vote in an uncontested election, the Nominating and Corporate Governance Committee will consider the tendered resignation and make a recommendation to our Board whether to accept or reject the resignation. The Board would then, after taking into account the recommendation of the Nominating and Corporate Governance Committee, accept or reject such tendered resignation generally within 90 days following certification of the election results. Thereafter, we would publicly disclose the decision of the Board and, if applicable, the Board’s reasons for rejecting a tendered resignation. If a director’s tendered resignation is rejected, such director would continue to serve until a successor is elected, or until such director’s earlier removal or death. If a director’s tendered resignation is accepted, then the Board could fill any resulting vacancy or decrease the number of directors.

BOARD MEETINGS

Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During 2023, the Board held 16 meetings and each of our directors attended at least 75% of the meetings of the Board and the Board committees on which they served.

PERMIAN RESOURCES	2024 PROXY STATEMENT	22

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COMMITTEES OF THE BOARD

The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Environmental, Social and Governance Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition of the committees at the end of 2023, as well as the duties and responsibilities of each of the committees, are set forth below. From time to time and as necessary to address specific issues, our Board may establish other committees.

		COMMITTEE MEMBERSHIP
INDEPENDENT DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	ENVIRONMENTAL, SOCIAL AND GOVERNANCE
ROBERT J. ANDERSON
MAIRE A. BALDWIN
FROST W. COCHRAN
KARAN E. EVES
STEVEN D. GRAY
ARON MARQUEZ
JEFFREY H. TEPPER
ROBERT M. TICHIO
NUMBER OF MEETINGS HELD IN 2023	4	8	5(1)	5(1)
= Chair = Member

(1)	Total includes meetings held by the Nominating, Environmental, Social and Governance (NESG) Committee of the Board. The NESG Committee was the precursor to the Nominating and Corporate Governance Committee and the Environmental, Social and Governance Committee, each of which was established on November 1, 2023.

Audit Committee

The principal functions of our Audit Committee are detailed in the Audit Committee charter, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:

•	the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
•	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
•	setting clear hiring policies for employees or former employees of the independent auditors;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•	reviewing our annual audited financial statements and quarterly financial statements with management and our independent auditors prior to their final completion and filing with the Securities and Exchange Commission (SEC);
•	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the results of management’s testing of the operating effectiveness of controls;
•	meeting annually with our independent petroleum reservoir engineering firm and management to review the process by which our oil and gas reserves are estimated and reported;

PERMIAN RESOURCES	2024 PROXY STATEMENT	23

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•	reviewing and approving any related person transaction required to be disclosed pursuant to our Policy for Related Person Transactions, which includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, prior to us entering into such transaction;
•	reviewing the program, policies and systems we have in place to monitor compliance with the Code of Business Conduct and Ethics and any ethics complaints we may receive; and
•	reviewing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our Audit Committee consists of Maire Baldwin, Frost Cochran, Karan Eves and Jeffrey Tepper, with Mr. Tepper serving as the Chair. We believe that Messrs. Cochran and Tepper, as well as Mses. Baldwin and Eves qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Tepper qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Compensation Committee

The principal functions of our Compensation Committee are detailed in the Compensation Committee charter, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Co-CEOs’ compensation, evaluating our Co-CEOs’ performance in light of such goals and objectives and determining and approving the compensation (if any) of our Co-CEOs based on such evaluation;
•	reviewing and approving on an annual basis the compensation of all of our other executive officers;
•	reviewing on an annual basis our executive compensation policies and plans;
•	implementing and administering our incentive compensation plans;
•	evaluating whether our compensation arrangements encourage unnecessary or excessive risk taking;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers;
•	producing a report on executive compensation to be included in our proxy statement;
•	selecting and retaining independent compensation consultants;
•	supporting management’s engagement with shareholders on executive compensation matters;
•	considering the voting results of prior say-on-pay proposals; and
•	reviewing, evaluating and recommending changes, if appropriate, to the compensation for directors.

Our Compensation Committee consists of Robert Anderson, Maire Baldwin, Steven Gray and Robert Tichio, with Ms. Baldwin serving as the Chair. Our Board has affirmatively determined that Ms. Baldwin and Messrs. Anderson, Gray and Tichio meet the definition of “independent director” for purposes of serving on a compensation committee under the NYSE listing rules.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities. For information regarding the role of our Co-CEOs, other executive officers and compensation consultants in determining our executive and director compensation, please refer to the section entitled “Compensation Discussion and Analysis—Determination of Compensation.”

Nominating and Corporate Governance Committee

The principal functions of our Nominating and Corporate Governance Committee are detailed in the charter of the Nominating and Corporate Governance Committee, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:

•	assisting the Board in identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;
•	recommending director nominees for election or for appointment to fill vacancies;
•	reviewing and making recommendations to the Board on corporate governance matters;
•	monitoring the independence of directors;
•	overseeing and approving plans for CEO succession;
•	overseeing annual evaluations of the Board, its committees and our management; and
•	ensuring the availability of director education programs.

PERMIAN RESOURCES	2024 PROXY STATEMENT	24

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The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance processes and best practices and assists in implementing them, including conducting a regular review of such processes and practices. Pursuant to its charter, the Nominating and Corporate Governance Committee will treat recommendations for directors that are received from our shareholders equally with recommendations received from any other source. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

Our Nominating and Corporate Governance Committee consists of Karan Eves, Steven Gray, Aron Marquez and Jeffrey Tepper, with Mr. Gray serving as the Chair. Our Board has affirmatively determined that Messrs. Gray, Marquez and Tepper and Ms. Eves meet the definition of “independent director” for purposes of serving on a nominating/corporate governance committee under the NYSE listing rules.

Environmental, Social and Governance Committee

The principal functions of our Environmental, Social and Governance Committee are detailed in the charter of the Environmental, Social and Governance Committee, which is posted on the Investor Relations portion of our website at www.permianres.com, and include:

•	reviewing and monitoring our policies, controls and systems relating to ESG matters, as well as broader ESG trends; and
•	reviewing the Company’s policies and contributions related to corporate charitable and philanthropic activities and public policy advocacy efforts.

Our Environmental, Social and Governance Committee develops and recommends to the Board ESG principles and practices and assists in implementing them, including conducting a regular review of our corporate governance as it relates to ESG principles and practices.

Our Environmental, Social and Governance Committee consists of Robert Anderson, Frost Cochran, Aron Marquez and Robert Tichio, with Mr. Tichio serving as the Chair.

DIRECTOR EDUCATION

Our Board believes that director education is essential to the ability of our directors to fulfill their roles as directors. When a new director joins our Board, we provide a director orientation. Directors are also encouraged to attend continuing education programs designed to enhance the performance and competencies of individual directors and our Board, including through participation in National Association of Corporate Directors events. Directors are reimbursed for any relevant director education programs they attend.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2023, no officer or employee of the Company served as a member of our Compensation Committee. None of our executive officers serve, or have served during the year ended December 31, 2023, as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving on our Board or Compensation Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written Code of Business Conduct and Ethics (the Code of Ethics) that applies to our directors, officers and employees and that, among other purposes, is intended to assist directors, officers and employees in recognizing, avoiding and resolving ethical issues. The Code of Ethics covers various topics, including the standards of honest, ethical and fair conduct, conflicts of interest, gifts and entertainment, use of company assets, disclosure requirements, compliance, reporting and accountability, insider information and trading, issues relating to health, safety and the environment, confidentiality, anti-corruption laws and others.

The Code of Ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.permianres.com. A copy of our Code of Ethics is also available free of charge, upon request directed to Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701 Attention: General Counsel. We intend to satisfy the disclosure requirements regarding any amendment to, or any waiver of, a provision of the Code of Ethics by posting such information on our website within four business days following the date of any such amendment or waiver.

PERMIAN RESOURCES	2024 PROXY STATEMENT	25

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COMPLAINT AND REPORTING PROCEDURES

We have established complaint and reporting procedures that are posted on the Investor Relations portion of our website at www.permianres.com. Any person, whether or not an employee, who has a concern about our conduct or the conduct of our employees, may, in an anonymous manner, communicate that concern by calling one of our hotlines. Our Accounting and Compliance Whistleblower Hotline is available at 1-844-418-4481 and is intended to facilitate reporting of accounting and compliance issues. We also maintain a separate Operational Concerns Hotline, which is available at 1-844-778-5868 and is intended to facilitate reporting of concerns relating to our operations, working environment, course of dealing with contractors and other operational matters. These hotlines are available to all interested parties 24 hours a day, seven days a week.

ANNUAL BOARD AND COMMITTEE EVALUATION PROCESS

The Board and each of our committees conducted self-evaluations related to their performance in 2023, including an evaluation of each director. The Nominating and Corporate Governance Committee supervises the performance evaluations and uses various processes from year to year in order to solicit feedback, including Board and committee-level questionnaires prepared by each of the Board and committee members, the responses to which are used to evaluate the effectiveness of Board and committee performance and to identify areas for improvement and issues for further discussion. Following a discussion of the results of the evaluations, the Board and each committee review and discuss the evaluation results and take this information into account when assessing the qualifications of the Board and its directors, further enhancing the effectiveness of the Board and its committees over time.

POLICIES RELATING TO OUR BOARD

Shareholder Communications with the Board

All interested parties, including shareholders, who wish to contact the Board may send written correspondence to Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701 Attention: Corporate Secretary. Communications may be addressed to any individual director, to the non-management or independent directors as a group or to the Board as a whole, marked as confidential or otherwise. Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication.

Separate Sessions of Independent Directors

Our Corporate Governance Guidelines require the Board to hold executive sessions for the independent directors, without any non-independent directors or management present, on a regularly scheduled basis but not less than twice per year. Our independent directors met in executive session presided by the Chair of the Board on four occasions in 2023. Each of our independent directors attended each of the executive sessions.

Director Attendance at Annual Meeting of Shareholders

Although we do not have a formal policy regarding director attendance at our Annual Meeting, we encourage directors to attend, and all of our then serving directors attended the 2023 Annual Meeting of Shareholders.

SHAREHOLDER ENGAGEMENT

We believe that maintaining an open dialogue with our shareholders provides critical feedback for our Board and executive management team on a wide range of topics including our short- and long-term business strategy, financial and operational performance, ESG matters, governance practices, executive compensation program and other matters of importance. During 2023, our management team conducted approximately 225 meetings with current and potential institutional shareholders and met with 23 of the Company’s 30 largest shareholders. Our 30 largest shareholders collectively held about 65% of our outstanding shares of common stock at the end of 2023.

PERMIAN RESOURCES	2024 PROXY STATEMENT	26

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ESG INITIATIVES

We are committed to producing oil and natural gas in a way that creates long-term value for our stakeholders, which includes the commitment to do so in an ethical, inclusive, pragmatic and environmentally and socially responsible way. That commitment extends throughout our operations and includes a dedication to superior performance with respect to ESG matters.

During the Fall of 2023, we published our first Corporate Sustainability Report (the CSR) as PR, which is available on our website at https://permianres.com/sustainability. The CSR builds upon our prior ESG disclosures and covers our performance in environmental stewardship, regulatory compliance, health and safety, corporate governance, ethics, security, workforce diversity and development, wellbeing and community engagement matters.

The table below identifies some ESG highlights relating to 2023.

Board Governance

•

Refreshed board membership by appointing two new directors at closing of the Earthstone Acquisition

•

Reorganized committee structure to establish a separate Environmental, Social and Governance Committee with a dedicated focus on ESG matters

Shareholder Alignment	• Our performance-focused compensation philosophy, coupled with one of the largest management ownership interests in the industry, drove differentiated shareholder alignment
ESG Management & Oversight	• Maintained a dedicated Corporate Sustainability team that focuses entirely on ESG matters and regularly reported to the Environmental, Social and Governance Committee
Water Recycling

•

Recycled and reused 33.9 million barrels of water in 2023

•

Decreased fresh water usage to 0.4 million barrels (1% of total water used in 2023) from 3.1 million barrels (8% of total water used in 2022)

Flaring	• Flared only 2.7% of natural gas volumes in 2023
Land Use

•

Utilized multiple well pads and centralized production facilities, which reduce surface impact compared to single well pads and facilities

•

Limited both oil and produced water spills to approximately 0.002% of volumes produced in 2023

Prioritizing Pipelines Over Trucks	• Transported over 98% of our produced water by pipeline, reducing trucking-related emissions, improving safety, minimizing the potential for spills and lessening the impact on local roads
Responsibly Powering Our Operations	• Utilized infrastructure investment and advancement planning to operate 58 electric powered compressors in 2023, up from 35 in 2022 and further reducing the need for natural gas powered compressors
Health & Safety	• Limited Total Recordable Incident Rate (TRIR) for employees and contractors to approximately 0.55
Diversity & Inclusion (As of 12/31/2023)	• We are committed to a diverse workforce because we believe employees with different backgrounds, experiences and skillsets drive a culture of innovation which allows us to achieve superior results.
	• Women accounted for:	• Minorities accounted for:
	• 18% of the Board	• 9% of the Board
	• 23% of our managers	• 15% of our managers
	• 31% of our employees	• 32% of our employees

PERMIAN RESOURCES	2024 PROXY STATEMENT	27

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company and KPMG LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2023 (the Audited Financial Statements).

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, as in effect on the date of this Proxy Statement.

The Audit Committee has: (1) considered whether non-audit services provided by KPMG LLP are compatible with its independence; (2) received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence; and (3) discussed with KPMG LLP its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Jeffrey H. Tepper (Chair)
Maire A. Baldwin
Frost W. Cochran
Karan E. Eves

PERMIAN RESOURCES	2024 PROXY STATEMENT	28

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This past year was the first full year for PR, which was formed through a merger-of-equals of Centennial and Colgate in September 2022. PR had a very successful 2023, during which it completed the integration of the legacy Centennial and Colgate assets, achieved its corporate goals, met or exceeded all of its public guidance for the year and delivered significant value to shareholders through its shareholder returns program. PR’s year-end 2023 position was also strongly supported by its Earthstone Acquisition, which closed on November 1, 2023 and which enhanced PR’s position as the second largest pure-play exploration and production company in the Permian Basin.

In this Compensation Discussion and Analysis (CD&A) section, we will describe our approach to executive compensation, which we first put in place in 2022 in connection with closing the PR Merger. The most noteworthy feature to our program is that our Co-CEOs do not receive any form of cash compensation and instead receive 100% of their compensation in the form of long-term incentive awards structured as performance stock units. Our executive and director compensation programs also reflect an emphasis on performance stock units for our other named executive officers and provide directors with the option to receive 100% of their annual compensation in the form of PR stock rather than through a mix of stock and cash. We believe our compensation programs strongly align compensation with shareholder returns and take a fresh approach to compensation that differentiates us from our peers.

In connection with closing the PR Merger, the Compensation Committee also approved “inaugural” equity awards to our officers and employees. While granted in September 2022, we view these awards as forming a part of the 2023 compensation program since they essentially accelerated the issuance of the awards the Compensation Committee would have granted during spring 2023. Therefore, we describe these inaugural awards in this CD&A section for context, even though the awards are treated as 2022 awards under the SEC’s rules in the compensation-related tables included in the Executive Compensation section below. Since the inaugural equity awards that were granted in September 2022 replaced the spring 2023 awards, we did not provide any equity awards to continuing officers and employees in 2023, and the next annual award cycle occurred in February 2024.

References in this CD&A section to our company, our executive officers and our Compensation Committee refer, prior to the PR Merger, to Centennial and its executive officers and Compensation Committee. In contrast, when those terms are used in relation to the period on or after the closing date of the PR Merger, they refer to PR and its executive officers and Compensation Committee.

PERMIAN RESOURCES	2024 PROXY STATEMENT	29

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Named Executive Officers

In this CD&A section, we describe the material elements of our executive compensation program for the executive officers who were our Named Executive Officers (NEOs) for 2023, as determined under the SEC’s rules. The narrative discussion set forth in this CD&A section is intended to provide additional information related to the compensation-related tables included throughout the Executive Compensation section below.

Our NEOs for 2023 are:

EXECUTIVE	TITLE
William M. Hickey	Co-Chief Executive Officer
James H. Walter	Co-Chief Executive Officer
Guy M. Oliphint	Executive Vice President and Chief Financial Officer
John C. Bell	Executive Vice President and General Counsel
Brent P. Jensen	Senior Vice President and Chief Accounting Officer
George S. Glyphis	Former Executive Vice President and Chief Financial Officer
Matthew R. Garrison	Former Executive Vice President and Chief Operating Officer

Mr. Glyphis, the Company’s former Chief Financial Officer, resigned from his position on March 1, 2023, and he was succeeded by Mr. Oliphint. Thereafter, Mr. Glyphis served as a Senior Advisor to the Company through May 4, 2023.  Mr. Garrison, the Company’s former Chief Operating Officer, resigned from his position on September 1, 2023.

Our Approach to Co-CEO Compensation

Our Co-CEOs’ compensation consists entirely of long-term equity-based compensation. They do not receive a base salary, annual bonus or any other form of cash compensation. Instead, 100% of their compensation is provided through performance stock units (PSUs). The PSUs are restricted stock unit awards subject to performance-based vesting, and the ultimate number of shares earned depends on the total shareholder return (TSR) of Permian Resources on both an absolute basis and a relative basis to PR’s peer group.

In September 2022, on the closing date of the PR Merger, the Compensation Committee awarded PSUs to our Co-CEOs in an amount that was designed to represent the value of a three-year grant. These PSUs were divided into three equal tranches, with the performance periods for each tranche lasting approximately three, four and five years from the closing date of the PR Merger. The Compensation Committee took this approach to incentivize long-term value creation by our Co-CEOs. As a result, 100% of our Co-CEOs’ expected realized pay over their first three, four and five years as Co-CEOs of Permian Resources will depend entirely on PR’s TSR over the same time periods. Because the Co-CEOs’ PSU grants were designed to represent a three-year grant, the Compensation Committee does not intend to make any additional grants to our Co-CEOs until the end of the three-year period.

Co-CEOs’ Compensation

PERMIAN RESOURCES	2024 PROXY STATEMENT	30

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Financial and Operational Performance

We are proud of our financial and operational performance for 2023, and some specific highlights of our accomplishments in 2023 and early 2024 are listed below.

•	Closed $4.5 billion Earthstone Acquisition on November 1, 2023
•	Delivered approximately $324 million, or $0.47 per share, in dividends to shareholders in 2023
•	Repurchased 10 million shares through our share repurchase program at an average weighted price of $12.46 per share
•	Generated Adjusted Free Cash Flow (1) of $711 million in 2023
•	Met or outperformed all of PR’s standalone guidance, significantly exceeding production targets while remaining within original budget on capital expenditures and controllable cash costs
•	Replaced greater than 100% of PR’s developed locations in 2023 through successful portfolio optimization transactions, effectively increasing inventory life
•	Achieved total shareholder returns of approximately 49% during 2023

Recent TSR Performance

The following graph compares our TSR for 2023 to the average TSR of our peer group. The graph also compares our TSR with the TSR of the SPDR S&P 500 ETF Trust (SPY), a broad market ETF, as well as the SPDR S&P Oil & Gas Exploration and Production ETF (XOP), an ETF focused on the U.S. oil and gas exploration and production industry. These TSR measures reflect both share price appreciation and the dividends paid during 2023.

2023 Total Shareholder Returns

We are very pleased with our 2023 TSR. While our industry and the companies in our peer group generally all experienced strong TSRs in 2023 due to supportive commodity prices, among other factors, our 2023 TSR set us apart given the relative outperformance to the peer average and SPY and XOP ETFs. For a list of the companies in our performance peer group, see the “Use of Competitive Market Data” section below.

(1)	Adjusted Free Cash Flow is a non-GAAP financial measure. See Appendix A for a reconciliation of this financial measure to our most directly comparable financial measure calculated in accordance with GAAP.

PERMIAN RESOURCES	2024 PROXY STATEMENT	31

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Our TSR outperformance is even more pronounced in the period following the closing date of the PR Merger. The graphic below compares our TSR to the same peer group and ETFs from the closing date of the PR Merger through March 26, 2024. We believe this outperformance helps illustrate the value created by the PR Merger and consequently the Earthstone Acquisition. Please note that our historic stock price performance is not necessarily indicative of future stock price performance.

Total Shareholder Returns (9/1/2022 – 3/26/2024)

Response to 2023 Say-on-Pay Vote and Shareholder Outreach

At our 2023 Annual Meeting of Shareholders, over 99% of the votes cast by our shareholders supported our “say-on-pay” proposal. The Compensation Committee took the results of this “say-on-pay” vote into account when evaluating the design of the Permian Resources compensation program. Based on these results and feedback received from our shareholders more recently, the Compensation Committee believes our shareholders generally support the Committee’s compensation decisions.

We believe that maintaining an open dialogue with our shareholders provides critical feedback for our Board, Compensation Committee and management team on a wide range of topics including our short- and long-term business strategy, financial and operational performance, ESG matters, governance practices, executive compensation program and other matters of importance.

During 2023, our management team conducted approximately 225 meetings with current and potential institutional shareholders and has met with 23 of the Company’s 30 largest shareholders. Our 30 largest shareholders collectively held about 65% of our outstanding shares of common stock at the end of 2023.

Compensation Arrangements for Officer Departures

Compensation Arrangements with Mr. Glyphis

Mr. Glyphis served as our Chief Financial Officer until March 1, 2023 and then served for a transition period as a Senior Advisor until his departure from the Company on May 4, 2023. This resignation constituted a qualifying termination under the change-in-control Severance Plan that was in place at Centennial when the PR Merger closed (the Centennial Severance Plan) as the PR Merger was deemed to be a “Change in Control” for purposes of the Centennial Severance Plan and he resigned for “Good Reason” by choosing not to relocate from Denver to the Company’s headquarters in Midland, Texas. As a result, Mr. Glyphis received change-in-control severance benefits under the Centennial Severance Plan. In recognition of his service between the closing date of the PR Merger and May 4, 2023, the Compensation Committee also approved a pro rata settlement of the equity awarded to him on the closing date of the PR Merger. Additional information on the cash and equity severance benefits provided to Mr. Glyphis is included in the Potential Payments Upon Termination or a Change in Control section appearing in the Executive Compensation section.

PERMIAN RESOURCES	2024 PROXY STATEMENT	32

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Compensation Arrangements with Mr. Garrison

Mr. Garrison served as our Chief Operating Officer until September 1, 2023 when he resigned for personal reasons. In recognition of his service between the closing date of the PR Merger and September 1, 2023, as well as certain post-employment non-competition, non-solicitation and other customary restrictive covenants, the Compensation Committee approved the payment of a pro rata 2023 target cash bonus and the pro rata settlement of certain equity awards held by Mr. Garrison. Additional information on the cash and equity severance benefits provided to Mr. Garrison is included in the Potential Payments Upon Termination or a Change in Control section appearing in the Executive Compensation section.

Compensation Best Practices

The Compensation Committee believes that our executive compensation program follows best practices and is aligned with long-term shareholder interests. Below are highlights of our current compensation practices.

WHAT WE DO	WHAT WE DON’T DO
Pay for Performance. Align our executives’ compensation with our financial, operational and stock price performance by having 100% of our Co-CEOs’ (and a majority of our other NEO’s) total compensation consist of variable or Performance-based compensation.	Hedging or Pledging of Company Securities. We do not allow hedging or pledging of Company securities by directors, NEOs or other officers or employees.
Ownership Guidelines. Maintain robust Stock Ownership Guidelines that apply to all of our officers and independent directors.	Tax Gross-Ups. We do not provide tax gross-ups for severance or change in control payments to our NEOs or other officers or employees.
Review Market Data. At least annually, conduct a review of market data of peer group companies to ensure competitive compensation relative to the market.	Excessive Perquisites. We do not provide significant perquisites to any of our NEOs or other officers or employees.
Compensation Consultant. Use an independent compensation consultant retained by, and reporting directly to, the Compensation Committee.	Employment Agreements. We do not have employment agreements with our NEOs or other officers or employees.
Clawback Policy. Maintain a clawback policy that applies to our NEOs.	Guarantee Bonuses. We do not guarantee bonuses to any of our NEOs or other officers or employees.
Double-Trigger Change in Control Benefits. Maintain a Severance Plan where change in control benefits are only provided upon a qualifying termination of employment following a change in control transaction.	Repricing of Options. We do not permit repricing of underwater stock options without shareholder approval.
ESG. Include ESG performance goals in the AIP, including metrics tied specifically to our commitment to reduce flaring and spills and to ensure the safety of our workforce.
Risk Assessments. Conduct an annual risk assessment of compensation practices to facilitate risk management.
Relative and Absolute TSR. Determine payout of performance stock units based on both our TSR relative to peer group and our absolute annualized TSR.
AIP Maximum. Establish maximum AIP payout of 200% of each NEO’s target AIP compensation.
Evolving Program. Adapt compensation program based on shareholder feedback and evolving market standards.

PERMIAN RESOURCES	2024 PROXY STATEMENT	33

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2023 EXECUTIVE COMPENSATION PROGRAM

Elements of 2023 Compensation Program

The primary elements of our executive compensation program and the purpose of each component are summarized in the following table. Our Co-CEOs’ compensation consists entirely of PSUs.

As mentioned above, the Compensation Committee approved “inaugural” equity awards to the then-serving NEOs on September 1, 2022. While granted in 2022, we view these awards as forming an integral part of the 2023 executive compensation program since they accelerated the issuance of awards the Compensation Committee would have granted during spring 2023. Therefore, these awards are included in this section describing our 2023 compensation program.

TYPE	ELEMENT		PURPOSE	CO-CEO COMPENSATION
Fixed	Base Salary		• Attract and retain qualified executives • Provide a level of fixed pay based on the executive’s role, skills, experience and performance
Variable	Annual Incentive Program (AIP)		• Incentivize achievement of the Company’s and executive’s short-term financial, operational and strategic goals • Align executives’ interests with those of our shareholders
	Long-Term Incentive Plan (LTIP)	Restricted Stock	• Align realized values with shareholder returns • Promote retention of executives • Promote stock ownership by executives
		Performance Stock Units (PSUs)	• Reward absolute shareholder returns • Reward shareholder returns relative to industry peers • Promote retention of executives

2023 Compensation Mix

A significant portion of our executive compensation is performance-based. The graphics below show the mix of compensation elements for our Co-CEOs (on the left) and our other NEOs (on the right). For each graphic, the compensation mix reflects the executive’s base salary and target compensation levels for the AIP and LTIP. The LTIP element includes the “inaugural” equity awards granted to our NEOs in September 2022, which we view as forming a part of the 2023 compensation program. Each graphic also identifies the portion of the compensation that is variable or “at-risk,” which refers to compensation elements that are only earned based on achievement of performance goals or through continued employment through the award’s vesting period. The ultimate realized value of these variable compensation elements, if earned at all, fluctuates or depends on Company performance as determined by the Compensation Committee, as well as our stock price.

As shown in the graphics, our executive compensation is heavily weighted towards variable or “at-risk” compensation elements, particularly for our Co-CEOs whose compensation is 100% performance-based.

Co-CEOs Compensation Mix	Average Compensation Mix for Other NEOs

PERMIAN RESOURCES	2024 PROXY STATEMENT	34

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Base Salaries

We pay market competitive base salaries to our NEOs (other than Messrs. Hickey and Walter, who do not receive cash compensation) to attract and retain qualified executives. In setting our NEOs’ base salaries, the Compensation Committee considers the role, skills, experience and performance of each executive, as well as industry and market conditions and competitive market data within our peer group and industry.

In early 2023, after considering the market analysis and advice of Meridian Compensation Partners, LLC (Meridian), an independent compensation consultant retained by the Compensation Committee, the Compensation Committee set Mr. Oliphint’s starting salary and maintained the existing base salaries for the other NEOs as the Committee believed the existing base salaries for the other NEOs remained appropriate.

EXECUTIVE	BASE SALARY (2022)	BASE SALARY (2023)
William M. Hickey	–	$–
James H. Walter	–	$–
Guy M. Oliphint	N/A	$450,000
Brent P. Jensen	$377,000	$377,000
John C. Bell	$375,000	$375,000
George S. Glyphis	$478,000	$478,000
Matthew R. Garrison	$454,740	$454,740

Annual Incentive Program (AIP)

Our Annual Incentive Program (AIP) is designed to promote the achievement of annual financial, operational and strategic goals that are aligned with the creation of shareholder value.

In connection with adopting the 2023 AIP in early 2023, the Compensation Committee set an AIP target for each NEO, expressed as a percentage of the NEO’s year-end base salary. The Compensation Committee set Mr. Oliphint’s target at 90% of his base salary, a target that the Compensation Committee determined to be appropriate for Mr. Oliphint in his initial year as the Company’s Chief Financial Officer. The Compensation Committee evaluated the targets for the other NEOs and determined that they were competitive and appropriate assuming all the Company’s and NEO’s goals were attained at target levels. Accordingly, the targets for the continuing NEOs remained unchanged from 2022 levels.

The following table presents the AIP targets as a percent of salary for each NEO at the end of 2022 and 2023. None of the NEOs have a minimum or guaranteed bonus under the AIP, and the maximum payout for each NEO is 200% of the NEO’s target AIP compensation.

EXECUTIVE	2022 TARGET	2023 TARGET
William M. Hickey	0%	0%
James H. Walter	0%	0%
Guy M. Oliphint	N/A	90%
John C. Bell	80%	80%
Brent P. Jensen	85%	85%
George S. Glyphis	100%	100%
Matthew R. Garrison	95%	95%

In early 2023, the Compensation Committee established the program weightings between different components of the AIP and approved the operational and financial metrics used for the scorecard portion of the AIP, as well as the quantitative and qualitative goals used for the ESG and Strategic components of the AIP. In choosing to allocate 40% of the AIP to the Strategic Initiatives and Discretionary portion of the AIP, the Compensation Committee determined that this level of discretion was appropriate for the 2023 AIP. The Compensation Committee also considered the unique ability of the Co-CEOs to provide impartial recommendations to the Committee on the AIP since the Co-CEOs do not participate in our Annual Incentive Program.

PERMIAN RESOURCES	2024 PROXY STATEMENT	35

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COMPONENT	WEIGHTING	METRIC	GOAL	ASSESSMENT	RESULT
RETURNS		All-in Rate of Return (Using $70 Oil/$3 natural gas price deck)	40%	Exceeded the all-in rate of return goal	Exceeded
FREE CASH FLOW		Free Cash Flow/Share	$1.06	Generated $1.20 Free Cash Flow / Share	Exceeded
COST STRUCTURE		Sum of LOE & Cash G&A/Boe	$6.50	Maintained low cost structure with $6.47 / Boe combined LOE and G&A	Exceeded
ESG		Flaring Target	1.5%	2.7%	Exceeded on spills and TRIR targets but did not achieve flaring target
		Oil Spills Target	0.004%	0.0027%
		Water Spills Target	0.0048%	0.0008%
		TRIR Target	0.65	0.55
STRATEGIC/ DISCRETIONARY		Various — see below for goals and assessments			Exceeded, see commentary below

In evaluating the flaring metric, the Compensation Committee noted that the higher than targeted flaring level for 2023 was largely due to the activities of PR’s third party midstream gatherers and processors. When assessing the Company’s performance on the Strategic component of the AIP, the Compensation Committee recognized that the Company’s performance significantly exceeded the majority of its strategic objectives for 2023, which are outlined below.

COMPONENT	GOALS	ASSESSMENT
	• Achieve year-over-year growth in Net Asset Value (NAV) and NAV/Share	• Achieved significant NAV/Share growth in 2023 through Earthstone Acquisition, various other portfolio optimization transactions and prudent operations
• Efficiently deploy Free Cash Flow within business, transactions and return of capital programs
•

Effectively implemented return of capital strategy in 2023 by returning capital through all three prongs of the plan: $0.20 / share of cumulative base dividends; $0.27 / share of cumulative variable dividends and $125mm of share repurchases in 2023

	• Achieve average D&C for 2023 Wells of $990/ft	• Achieved average D&C of less than $990/ft for 2023 Wells
Strategic	• Engage in transactions that optimize PR’s capital structure

•   Formalized framework for sponsor offerings and reduced sponsor ownership from ~50% to ~30% through successful equity offerings and direct share repurchases

•   Raised $1 billion of additional Senior Notes to refinance the Earthstone credit facility and to opportunistically term out additional borrowings on PR’s credit facility

	• Achieve expected oil production performance for wells turned on production by PR in 2023	• Achieved oil production performance near top end of guidance range for 2023 PR

The Compensation Committee overall concluded that the Company had very strong performance during 2023, the inaugural year for Permian Resources, and that such performance was especially impressive when considering the extraordinary effort involved in integrating the legacy assets and companies of Colgate and Centennial during 2023. The Committee also strongly considered the strategic decision to pursue and close the Earthstone Acquisition and the significant synergies that the Company had already captured

PERMIAN RESOURCES	2024 PROXY STATEMENT	36

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relating to those assets by year-end 2023. Finally, the Compensation Committee reviewed the Company’s TSR performance for 2023, which was approximately 49% year-over-year, a TSR level that significantly exceeded the average TSR performance of PR’s peer group during 2023.

In early 2024, the Compensation Committee evaluated the Company’s and each NEO’s performance during 2023 and approved the following cash amounts for the 2023 AIP.

EXECUTIVE	AIP CASH AWARD
William M. Hickey(1)	$	N/A
James H. Walter(1)	$	N/A
Guy M. Oliphint		$607,500
John C. Bell		$450,000
Brent P. Jensen		$480,675
(1)	Messrs. Hickey and Walter do not participate in the Annual Incentive Program.

Messrs. Glyphis and Garrison were not employed when the AIP cash awards were paid in March 2024, but they each received a pro rata target bonus for 2023 upon their departures.

Long-Term Incentive Program (LTIP)

Our Long-Term Incentive Program (LTIP) is designed to encourage long-term shareholder value creation through the program’s alignment with our TSR, both on an absolute basis and relative to industry peers. As shown above in the 2023 Compensation Mix, the LTIP is the most significant component in value of our executive compensation program.

In connection with closing the PR Merger in September 2022, the Compensation Committee approved “inaugural” Permian Resources LTIP awards to the Company’s officers and employees, including the continuing NEOs. While granted in 2022, we view these awards as forming a part of the 2023 compensation program since they essentially accelerated the issuance of the awards the Compensation Committee would have granted during spring 2023. Therefore, this section describes these inaugural awards even though the awards are treated as 2022 awards under SEC’s rules in the compensation-related tables included in the Executive Compensation section below. Since these inaugural equity awards, granted in September 2022, replaced the spring 2023 awards, the Compensation Committee did not provide any equity awards to continuing officers and employees in 2023, and the next annual award cycle occurred in February 2024.

The decision to accelerate the issuance of the inaugural awards to the closing date of the PR Merger was made by the Compensation Committee for several reasons, including:

•	PSUs represented the majority of value for the NEO grants, and the Committee believed it appropriate for the grant date and performance period commencement date for the PSUs to align with the closing date of the PR Merger so that the PSUs tracked performance back to the origin of Permian Resources.
•	All equity held by legacy Colgate NEOs and employees vested in connection with the PR Merger closing, so granting new awards concurrent with the PR Merger increased retention of key legacy Colgate employees.
•	These LTIP Awards increased retention of key legacy Centennial employees, many of whom were eligible for severance benefits upon a qualifying termination under the Centennial Severance Plan.

Consistent with Centennial’s practice in prior years, the inaugural awards consisted of a combination of PSU awards and time-based restricted stock awards. As described above, 100% of our Co-CEOs’ compensation consists of PSUs. The Compensation Committee, with the support of the Co-CEOs, chose this structure to allow for full alignment between the Co-CEOs’ compensation and the TSR experienced by our shareholders. In determining the target LTIP award amount for the Co-CEOs, the Compensation Committee considered the Compensation Peer Group data provided by Meridian on CEO compensation, each Co-CEO’s role and ability to individually and jointly drive shareholder returns, the additional equity cost of having two CEOs and the cash savings of the Co-CEOs not receiving salaries or annual bonuses. Based on these considerations, the Compensation Committee set the target annual LTIP compensation for each Co-CEO at $5 million.

For the inaugural awards, the Compensation Committee awarded $15 million in PSUs to each Co-CEO, which was designed to represent the value of a three-year grant for the Co-CEOs, and the Compensation Committee does not intend to make any additional equity grants to either of the Co-CEOs until the end of such three-year period. Please note that the value of these three-year equity awards included in the 2022 Summary Compensation Table significantly increased the “Total Compensation” value for our Co-CEOs above the $5 million target annual LTIP compensation. However, since no additional equity awards were provided to the Co-CEOs in 2023, shareholders will note that the Co-CEOs “Stock Awards” total in 2023 was reduced to $0, and shareholders can expect this approach to continue over the remaining two years in the initial three-year period described above.

PERMIAN RESOURCES	2024 PROXY STATEMENT	37

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In determining the target grant values for the other then-serving NEOs, the Compensation Committee considered the Compensation Peer Group data provided by Meridian, the other compensation received by each NEO, including historical data where applicable, and each NEO’s role and ability to influence and create long-term shareholder value. Based on these considerations, the Compensation Committee set Mr. Bell’s initial annual LTIP target compensation at $1,250,000 and affirmed the historical LTIP targets for Messrs. Glyphis, Garrison and Jensen. The Compensation Committee also increased the inaugural awards provided to these NEOs by a one-time 30% adjustment factor, which offset the longer than normal gap between the grant date of the inaugural awards and the February 2024 grant date for the next award cycle. Mr. Jensen’s award consisted entirely of restricted stock given the expectation, at the time, that he would likely transition out of the organization prior to the end of 2023.

When Mr. Oliphint joined the Company in 2023, the Compensation Committee set his initial annual LTIP target compensation at $3,150,000 based on the Compensation Peer Group data provided by Meridian, the Compensation Committee’s consideration of similar factors to those described above and in recognition of compensation he forfeited from his prior employer when he transitioned to Permian Resources.

The following table outlines the LTIP awards received by Mr. Oliphint in January 2023 and the remaining NEOs in September 2022, including target grant date values that are calculated based on the five-day average closing stock price ending on the day prior to the grant date.

EXECUTIVE	TARGET NUMBER OF PSUS GRANTED (#)	SHARES OF RESTRICTED STOCK GRANTED (#)	TOTAL GRANT DATE TARGET VALUE ($)
William M. Hickey	1,787,843	—	15,000,003
James H. Walter	1,787,843	—	15,000,003
Guy M. Oliphint	237,097	101,613	3,150,002
John C. Bell	135,578	58,105	1,625,000
Brent P. Jensen	—	193,683	1,625,000
George S. Glyphis	250,123	107,196	2,997,906
Matthew R. Garrison	181,892	77,954	2,180,108

Performance Stock Units (PSUs)

The PSUs granted to the NEOs (other than Messrs. Hickey and Walter) each have a performance period of approximately three years. As discussed above, the PSUs granted to Messrs. Hickey and Walter were designed to represent a three-year grant. These PSUs were therefore divided into three equal tranches with the performance period applicable to each tranche lasting approximately three, four and five years later. The Compensation Committee determined this approach to the PSUs was appropriate so that each tranche’s performance period ends when the performance period would have otherwise ended if the PSUs had been granted in a normal three-year cycle. The graphic appearing below highlights the performance periods for each of the PSUs granted to the NEOs.

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The number of PSUs that vest and become earned is determined based on the level of achievement with respect to both Relative TSR and Absolute TSR performance metrics. The following sections describe the performance multipliers that would apply to the PSU awards at each level of achievement.

Relative TSR

The PSUs vest and become earned at the end of their respective performance period based on our TSR ranking relative to our performance peer group (Relative TSR), with linear interpolation used to determine the vesting level between percentiles listed in the Relative TSR table below. As in prior years, the Compensation Committee also included the SPDR S&P Oil & Gas Exploration & Production ETF (XOP) in the performance peer group for the PSUs so that our Relative TSR is also measured against a broader basket of energy companies against whom we compete for capital. The full makeup of the performance peer group for the PSUs is provided below in the “Use of Competitive Market Data” section.

Absolute TSR

The number of PSUs that would otherwise vest is further adjusted by our absolute annualized TSR over the performance period (Absolute TSR), which reduces or increases the vesting level of the PSUs depending on the Absolute TSR level.

The more rigorous Absolute TSR levels used for the LTIP Awards were chosen by the Compensation Committee as they furthered the heightened pay-for-performance philosophy of the Permian Resources compensation program, with more upside for more significant absolute returns and more downside for low or negative absolute returns.

LTIP AWARDS
Relative TSR(1)		Absolute TSR(1)
Relative Ranking TSR %	Relative Multiplier	Absolute Annualized TSR %	Absolute Multiplier
≥ 85%	200%	> 20%	150%
50%	100%	15%	125%
15%	15%	10%	100%
< 15%	0%	5%	75%
		≤ 0%	50%
(1)	Linear interpolation is used to determine applicable Multipliers between percentiles listed in tables.

Vesting of 2020 PSUs

The PSUs granted in July 2020 to the then-serving NEOs were initially structured as cash-settled awards due to the limited number of remaining shares under the LTIP. In August 2022, the Compensation Committee approved an amendment to the award agreements for the 2020 PSUs that enabled the 2020 PSUs to settle in company stock or cash at the discretion of the Compensation Committee. The updated settlement flexibility was important to the Company to preserve flexibility and improve cash flow and was included in an amended award agreement, which Messrs. Garrison, Glyphis and Jensen signed in August 2022. As an inducement for Mr. Garrison to sign the amended award agreement, the Compensation Committee agreed to settle in cash one-third of his 2020 PSUs, with the remaining two-thirds remaining outstanding and subject to the normal vesting schedule for the 2020 PSUs.

The remaining 2020 PSUs held by Messrs. Garrison and Jensen were eligible to vest at the conclusion of the three-year performance period, which ended on June 30, 2023, subject to the achievement of the 2020 PSUs’ Relative TSR performance goals during the performance period and the NEO’s continuous employment through the end of the performance period. The 2020 PSUs were not subject to an Absolute TSR performance measure. Based on the Company’s TSR performance for the performance period compared to the applicable peer group, the payout percentage was 200% of the target PSUs per the terms of the PSU award agreement. Vested PSUs were settled in the form of company stock, as detailed in the table that follows.

PERMIAN RESOURCES	2024 PROXY STATEMENT	39

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EXECUTIVE	TARGET NUMBER OF 2020 PSUS HELD (#)	PERCENT OF TARGET 2020 PSUS EARNED	VESTED 2020 PSUS
Brent P. Jensen	453,030	200%	906,060
Matthew R. Garrison	384,800	200%	769,600

In connection with his qualifying termination pursuant to the Centennial Severance Plan, the 2020 PSUs held by Mr. Glyphis were accelerated and vested following his termination date based on the Company’s performance through his May 4, 2023 termination date. Based on that slightly shortened performance period, the 2020 PSUs held by Mr. Glyphis had a payout percentage of 200% and, as a result, he received 2,562,310 vested 2020 PSUs, which was the most significant component of the equity severance benefits he received.

Retirement Plans and Other Employee Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life and disability insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our NEOs may participate in a 401(k) defined contribution plan, subject to limits imposed by the Internal Revenue Code of 1986, as amended (the Code), to the same extent as our other full-time employees. Our 401(k) Plan provides for matching contributions equal to 100% of the first 8% of each employee’s eligible compensation contributed to the plan. Employees are immediately 100% vested in the matching contributions. We do not typically provide any perquisites or special personal benefits to our NEOs.

DETERMINATION OF COMPENSATION

Our executive compensation program has been designed to attract, motivate, reward and retain high caliber management with the skills and competencies we believe are essential to our success and to align executive compensation with our short-term and long-term business objectives, business strategy and financial and operational performance. We link pay and performance to foster a culture of individual accountability and, in evaluating executive officer performance, place particular emphasis on the Company’s and individual’s performance against the pre-assigned goals, which is described in greater detail above in the section entitled “Annual Incentive Program.”

Role of the Compensation Committee

The Compensation Committee administers and determines the parameters of our executive compensation program, including appropriate target levels and performance measures and the allocation between short-term and long-term compensation and between cash and equity-based awards, in order to establish an overall compensation program it believes is appropriate for each NEO. References in this section to the “Compensation Committee” refer to (1) the Compensation Committee as constituted before the PR Merger, with respect to determinations, decisions, conclusions and other actions taken by the Compensation Committee before the PR Merger, and (2) the Compensation Committee as constituted after the PR Merger, with respect to determinations, decisions, conclusions and other actions taken by the Compensation Committee after the PR Merger.

The Compensation Committee has principal authority for determining and approving the compensation awards for our executives and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In making decisions, the Compensation Committee takes into account, among other factors:

•	achievement of Company and individual performance goals and expectations relating to the NEO’s position at the Company;
•	alignment of NEO compensation with short-term and long-term Company performance;
•	competitiveness with compensation peer group companies, internal pay equity among individuals with similar expertise levels and experience and the unique skill sets of the individual;
•	market demand for individuals with the NEO’s specific expertise and experience;
•	advice, data and analysis provided by the Compensation Committee’s independent compensation consultant;
•	general industry compensation data;
•	the NEO’s background, experience and circumstances, including prior related work experience and training; and
•	the recommendations of our Co-CEOs.

PERMIAN RESOURCES	2024 PROXY STATEMENT	40

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Role of Compensation Consultant in Determining Executive Compensation

In determining 2023 executive compensation, the Compensation Committee received information and reports from Meridian Compensation Partners, LLC (Meridian), an independent compensation consultant initially retained by the Compensation Committee in 2020 after a fulsome review of several potential consultant candidates.

Meridian provided data, analysis and advice to the Compensation Committee, including market information that the Compensation Committee used when determining whether our executive compensation is competitive, commensurate with each executive’s responsibilities and consistent with market trends in executive compensation practices for companies in our industry. Meridian does not provide services to PR, the Compensation Committee or management other than consulting services related to the duties and responsibilities of the Compensation Committee with respect to the compensation and benefits of our directors, officers and employees. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Meridian and does not believe Meridian’s work in 2023 raised a conflict of interest.

Use of Competitive Market Data

A key objective of our executive compensation program is to ensure that the total compensation opportunities available to our executives are competitive with those of oil and gas exploration and production companies with whom we compete for executive talent, investment dollars and business opportunities. To assist us in evaluating our executive compensation program against this key objective, we maintain a peer group that we refer to as our “Compensation Peer Group.” We also use a similar group of peer companies, in addition to the SPDR S&P Oil & Gas Exploration and Production ETF (XOP) to determine our TSR relative to our peers for purpose of determining the payout level for the PSUs, and we refer to this separate peer group as our “Performance Peer Group.”

Compensation Peer Group

The Compensation Committee, with input and advice from Meridian, typically reviews the Compensation Peer Group on an annual basis to ensure it remains appropriate year-over-year. The Compensation Peer Group is selected based on multiple factors, including assets, market capitalization, enterprise value, location, revenue, geographic footprint and complexity of operations.

In late 2023, the Compensation Committee re-assessed and updated the Compensation Peer Group, which had last been adjusted in September 2022 at the closing of the PR Merger. The Compensation Committee determined that substantial changes to the Compensation Peer Group were needed given the Company’s substantial growth relative to the existing Compensation Peer Group, particularly when considering the Company on a pro forma basis for the Earthstone Acquisition. The legacy and updated Compensation Peer Groups are set forth in the table below.

Performance Peer Group

The Performance Peer Group is typically reviewed by the Compensation Committee, with input and advice from Meridian, prior to the Committee awarding PSUs as the Performance Peer Group is used for Relative TSR measures under our PSUs. In connection with awarding the inaugural PSUs described above, the Compensation Committee approved the Performance Peer Group set forth in the table below, which remained the Company’s Performance Peer Group throughout 2023. In early 2024, in connection with awarding PSUs under the Company’s 2024 executive compensation program, the Compensation Committee re-assessed the Performance Peer Group and determined that substantial changes were needed given the Company’s substantial growth relative to the existing Performance Peer Group, particularly when considering the scale of the Company following the Earthstone Acquisition. The legacy and updated Performance Peer Groups are set forth in the table below.

PERMIAN RESOURCES	2024 PROXY STATEMENT	41

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	COMPENSATION PEER GROUP		PERFORMANCE PEER GROUP
PEER	2022	2023	INAUGURAL PSUS	2024 LTIP AWARDS
APA Corporation		●		●
California Resources Corporation	●
Callon Petroleum Company	●		●
Chesapeake Energy Corporation		●
Chord Energy Corporation	●	●	●	●
Coterra Energy Inc.		●
Civitas Resources, Inc.	●	●	●	●
Devon Energy Corporation				●
Diamondback Energy, Inc.		●	●	●
Earthstone Energy, Inc.(1)			●
EQT Corporation		●
HighPeak Energy, Inc.	●		●
Magnolia Oil & Gas Corporation	●		●	●
Marathon Oil Corporation		●		●
Matador Resources Company	●	●	●	●
Murphy Oil Corporation	●	●
Ovintiv Inc.		●		●
PDC Energy, Inc.(2)	●		●
Range Resources Corporation		●
SM Energy Company	●	●	●	●
Southwestern Energy Company		●
Vital Energy, Inc.	●		●
Whiting Petroleum Corporation(3)	●
SPDR S&P Oil & Gas Exploration & Production ETF (XOP)			●	●
(1)	Earthstone Energy, Inc. was acquired by Permian Resources Corporation on November 1, 2023.
(2)	PDC Energy, Inc. was acquired by Chevron Corporation on August 7, 2023.
(3)	Whiting Petroleum Corporation was acquired by Oasis Petroleum Inc. on July 1, 2022, and the combined company changed its name to Chord Energy Corporation.

Role of Executive Officers in Determining Executive Compensation

Our Co-CEOs provide the Compensation Committee with a review of the performance of our executives, other than themselves, and make recommendations to the Compensation Committee to assist it in determining executive compensation levels, other than their own. As our Co-CEOs do not receive base salaries and do not participate in our Annual Incentive Program, we believe our Co-CEOs are uniquely able to make impartial recommendations to the Compensation Committee on those compensation elements.

Our Co-CEOs reviewed compensation assessments and data provided by Meridian prior to and in connection with the recommendations they made to the Compensation Committee relating to the 2023 executive compensation program. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding 2023 executive compensation were made by the Committee.

PERMIAN RESOURCES	2024 PROXY STATEMENT	42

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OTHER COMPENSATION PRACTICES AND POLICIES

Employment, Severance or Change in Control Agreements

We have not entered into any employment agreements with our NEOs. However, we consider a strong workforce to be essential to our success. To that end, we recognize that the uncertainty which may exist among employees with respect to their “at-will” employment with us could result in the departure or distraction of personnel to our detriment. Accordingly, to encourage the continued attention and dedication of our employees, and to allow our management team to focus on the value to shareholders of strategic alternatives without concern for the impact on their continued employment, we maintain a Severance Plan under which all of our regular, full-time employees are eligible to receive certain severance payments and benefits upon a qualifying termination of employment. In November 2022, to remain competitive with similar programs at peer companies, and based on advice from Meridian, we updated the plan to provide for severance benefits for certain qualifying terminations unrelated to change in control transactions, including terminations arising from a NEO’s death or disability. For a more detailed description of the Severance Plan, see the “Severance Plan” section below.

Company Guidelines Regarding Stock Ownership

We maintain robust Stock Ownership Guidelines for our officers, as well as for our non-employee directors, which are intended to demonstrate to our shareholders, the investing public and other employees that the officers and non-employee directors are invested in and committed to our Company, and to further align their interests with the interests of our shareholders. Under the guidelines, each officer must own Company stock equal to a multiple of his or her base salary, and each non-employee director must own Company stock equal to a multiple of his or her annual cash retainer. Under our guidelines, shares of unvested stock awards do not count toward the required ownership threshold, which is a distinction that we believe differentiates our guidelines from those of our peers. The Compensation Committee modified the Stock Ownership Guidelines in 2023 to expand the scope to all PR officers (it previously only covered our NEOs) and to exclude the value of unvested awards from the ownership calculation as the Compensation Committee wanted to reinforce the importance of PR management holding PR shares once the equity awards vested.

We believe our ownership requirements exceed the prevailing required ownership levels among our peers, particularly considering our ownership calculation excludes the value of unvested awards, and demonstrate our heightened focus on aligning the interests of our NEOs and directors with the interests of our shareholders.

POSITION	MULTIPLE OF BASE SALARY / ANNUAL CASH RETAINER
Co-Chief Executive Officers	8X
Non-Employee Directors	7X
Executive Vice President	3X
Senior Vice President	2X
Vice President	1X

Because neither of our Co-CEOs have a base salary, the Stock Ownership Guidelines provide that their ownership requirements shall assume they each have a $750,000 base salary for purposes of calculating their ownership thresholds.

Our officers and non-employee directors generally have a transition period of five years from the date she or he became an officer or non-employee director to come into full compliance with the guidelines. An officer or non-employee director who is not in compliance with the guidelines on the applicable compliance date is prohibited from selling or transferring any Company stock, except as needed to pay income tax liabilities relating to the vesting or exercise price of a stock option, and may be subject to such other discipline as determined by the Compensation Committee. There is an exception to the holding requirement for severe hardship or compliance with court or domestic relations orders, subject to approval by the Compensation Committee.

As of December 31, 2023, all of our officers and non-employee directors were in compliance with the Stock Ownership Guidelines, either through meeting the ownership requirement or by being within the transition period.

Company Anti-Hedging Policy

Our Insider Trading and Regulation FD Policy prohibits all of our directors, officers and other employees, as well as those acting on behalf of the Company, such as auditors, agents and consultants, from engaging in certain speculative transactions in our securities, including short-term trading, short sales, transactions in puts, calls or other derivatives, margin accounts, pledging for collateral purposes and hedging. To our knowledge, all such covered individuals are in compliance with this policy.

PERMIAN RESOURCES	2024 PROXY STATEMENT	43

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Clawback Policy

In October 2023, we adopted an updated clawback policy, as required by Section 10D of the Exchange Act and the listing standards adopted by the NYSE. In the event of certain accounting restatements, this policy requires us to pursue recovery from current and former executive officers (as defined under the applicable rules) of any amount of incentive-based awards paid during the three years preceding the accounting restatement that exceeds the amount that would have otherwise been paid if calculated based on the restated financial reporting measure, calculated on a pre-tax basis.

Tax Implications of NEO Compensation

Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid by a public company to “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017 (TCJA), the deduction limit did not apply to “performance-based compensation” that satisfied the requirements of Section 162(m). Performance stock unit awards and stock options issued under our 2016 Long-Term Incentive Plan prior to November 2, 2017 were generally intended to satisfy the requirements of the Section 162(m) performance-based compensation exemption. The TCJA eliminated the performance-based compensation exemption, although compensation paid pursuant to a written binding contract which was in effect on November 2, 2017, may be “grandfathered” and still qualify for the performance-based compensation exception under certain circumstances.

U.S. Department of Treasury regulations passed in 2019 require a corporate partner to include its distributive share of compensation paid by a partnership to covered employees of the corporate partner for purposes of applying the Section 162(m) deduction limit for tax years ending after December 20, 2019. Accordingly, for compensation to covered employees subsequent to the PR Merger, we include our distributive share of compensation paid by our subsidiary, Permian Resources Operating, LLC, which is treated as a partnership for U.S. federal income tax purposes, when determining the effect of 162(m) on the deductibility of compensation paid to our covered employees for 2023 and future tax years.

While the Compensation Committee considers the impact of Section 162(m) and other tax rules when developing, structuring and implementing our executive compensation programs, the Compensation Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, some of our compensation awards are nondeductible.

In addition, Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

PERMIAN RESOURCES	2024 PROXY STATEMENT	44

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COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee of the Board on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information by incorporated by reference into any future filing made with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with members of management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee

Maire A. Baldwin (Chair)
Robert J. Anderson
Steven D. Gray
Robert M. Tichio

PERMIAN RESOURCES	2024 PROXY STATEMENT	45

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by our NEOs in their capacities as NEOs of the Company during 2023, 2022 and 2021:

2023 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
William M. Hickey Co-Chief Executive Officer	2023	–	–	–	–	–	–
	2022	–	–	25,512,520	–	–	25,512,520
James H. Walter Co-Chief Executive Officer	2023	–	–	–	–	4,297	4,297
	2022	–	–	25,512,520		–	25,512,520
Guy M. Oliphint Executive Vice President and Chief Financial Officer	2023	439,904	–	4,899,778	607,500	146,996	6,094,178
John C. Bell Executive Vice President and General Counsel	2023	375,000	–	–	450,000	22,560	847,560
	2022	125,000	–	2,292,044	109,397	–	2,526,441
Brent P. Jensen Senior Vice President and Chief Accounting Officer	2023	377,000	–	–	480,675	26,460	884,135
	2022	378,642	–	4,262,010	512,693	81,023	5,234,368
	2021	349,557	–	1,645,695	463,874	25,525	2,484,651
George S. Glyphis Former Executive Vice President and Chief Financial Officer	2023	187,807	–	952,711	–	3,265,640	4,406,158
	2022	479,813	–	10,614,260	764,428	83,110	11,941,611
	2021	439,838	–	3,099,555	691,824	25,525	4,256,742
Matthew R. Garrison Former Executive Vice President and Chief Operating Officer	2023	311,091	–	3,930,570	–	366,443	4,608,104
	2022	446,260	–	6,264,112	691,797	30,162	7,432,331
	2021	392,438	–	2,096,760	589,095	21,591	3,099,884
(1)	Amount for 2023 reflects the aggregate grant date fair value of restricted stock and performance stock units (PSUs) granted to Mr. Oliphint, computed in accordance with FASB’s ASC Topic 718, Stock-based Compensation (ASC Topic 718), excluding the effect of estimated forfeitures. Fair value of the PSUs was determined using Monte Carlo simulations. The assumptions used by the Company in calculating this amount for 2023 are included in Note 7 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (Form 10-K). If the maximum level of achievement of the performance conditions associated with PSUs granted to Mr. Oliphint in 2023 is achieved, the value associated with the PSUs based on the closing price per share of our common stock on the date they were granted ($8.71), would be $6,195,345. Other than Mr. Oliphint, the NEOs did not receive stock awards in 2023. For additional information regarding the stock-based awards granted to Mr. Oliphint in 2023, refer to the 2023 Grants of Plan-Based Awards table.
(2)	Amounts for 2023 include the incremental fair value associated with modifying certain PSUs held by Messrs. Glyphis and Garrison in connection with their departures to allow a pro rata portion of the PSUs to remain outstanding and be eligible to vest in the future based on Company performance through the end of the performance period set forth in the original award agreements for the PSUs. Without the modifications, these PSUs would have been forfeited by Messrs. Glyphis and Garrison in connection with their departures. The incremental fair values were calculated pursuant to FASB ASC Topic 718 as of the modification date and included in this Summary Compensation Table in accordance with SEC rules. For additional information on the modification of these awards, please refer to the Potential Payments Upon Termination or a Change in Control Table.
(3)	Amounts for 2023 represent the Annual Incentive Program (AIP) compensation awarded in recognition of 2023 performance, which was paid to the applicable NEOs in March 2024. As Messrs. Glyphis and Garrison were not employed when the AIP cash awards were paid in March 2024, they were not eligible to receive awards under the AIP.
(4)	Amounts for 2023 reflect cash severance payments received by Messrs. Glyphis and Garrison in connection with their departure from the Company in 2023, matching contributions to the 401(k) Plan made by the Company on the NEO’s behalf, relocation benefits for Mr. Oliphint and the amount of imputed income associated with one instance of personal use of a Company-chartered aircraft. The amount of 401(k) contributions were $15,000 for Mr. Oliphint, $22,500 for Mr. Bell, $26,400 for Mr. Jensen, $13,299 for Mr. Glyphis and $22,500 for Mr. Garrison. The amount for Mr. Oliphint includes $131,996 in relocation benefits provided to him in connection with his relocation from Houston to Midland. The amounts for Mr. Glyphis and Mr. Garrison include an aggregate of $3,230,768 and $336,947 in cash severance payments, respectively, which were paid upon their respective departures from the organization.

PERMIAN RESOURCES	2024 PROXY STATEMENT	46

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The following table sets forth information regarding grants of plan-based awards made to our NEOs during the year ended December 31, 2023.

2023 GRANTS OF PLAN-BASED AWARDS

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF	GRANT DATE FAIR VALUE OF STOCK
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	STOCK OR UNITS (#)(3)	AND OPTION AWARDS ($)(4)(5)
William M. Hickey		–	–	–

James H. Walter		–	–	–

Guy M. Oliphint		–	$405,000	$810,000
	1/3/23							101,613	885,048
	1/3/23				62,238	237,097	711,291		3,954,778
John C. Bell		–	$300,000	$600,000

Brent P. Jensen		–	$320,450	$640,900

George S. Glyphis		–	$478,000	$956,000
	5/4/23								952,711
Matthew R. Garrison		–	$432,003	$864,006
	9/1/23								3,930,570
(1)	Amounts reflect target and maximum cash awards payable under our Annual Incentive Program. Messrs. Hickey and Walter do not participate in the Annual Incentive Program. Although AIP grants are reflected for Messrs. Glyphis and Garrison, they forfeited these amounts upon their departure from the Company in 2023.
(2)	Amounts reflect number of shares that would be delivered to Mr. Oliphint if the PSUs were earned at the threshold, target and maximum levels of performance. If and to the extent earned, the PSUs will vest at the end of the applicable performance period, subject to Mr. Oliphint’s continuous employment through the last day of such period.
(3)	These restricted stock awards will vest in three substantially equal annual installments following the date of grant, subject to Mr. Oliphint’s continued service with us through the applicable vesting date.
(4)	All awards were made pursuant to the LTIP. Amounts in this column reflect the aggregate grant date fair value of awards granted during 2023 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used by the Company in calculating these amounts are included in Note 7 to the Form 10-K.
(5)	Amounts include the incremental fair value associated with modifying certain PSUs held by Messrs. Glyphis and Garrison in connection with their departures to allow a pro rata portion of the PSUs to remain outstanding and be eligible to vest in the future based on Company performance through the end of the performance period set forth in the original award agreements for the PSUs. Without the modifications, these PSUs would have been forfeited by Messrs. Glyphis and Garrison in connection with their departures. The incremental fair values were calculated and included in this 2023 Grants of Plan-Based Awards Table in accordance with SEC rules.

PERMIAN RESOURCES	2024 PROXY STATEMENT	47

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The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2023.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCIS- ABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCIS- ABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
William M. Hickey	9/1/22							1,787,841	24,314,638
	9/1/22							1,787,844	24,314,678
	9/1/22							1,787,844	24,314,678
James H. Walter	9/1/22							1,787,841	24,314,638
	9/1/22							1,787,844	24,314,678
	9/1/22							1,787,844	24,314,678
Guy M. Oliphint	1/3/23					101,613	1,381,937	711,291	9,673,558
John C. Bell	9/1/22					38,737	526,823	406,734	5,531,582
Brent P. Jensen	3/24/17	125,000	–	17.17	3/24/27
	7/27/21					36,571	497,366	274,283	3,730,249
	4/27/22					48,530	660,008	181,985	2,474,996
	9/1/22					129,122	1,756,059	–	–
George S. Glyphis(3)	9/1/22							166,749	2,267,782
Matthew R. Garrison(3)	7/27/21							252,388	3,432,474
	4/27/22							117,704	1,600,771
	9/1/22							163,703	2,226,358

(1)	Represents shares of restricted stock, which vest on the vesting dates set forth in the following table (subject generally to continued employment).

	SHARES OF RESTRICTED STOCK BY VESTING DATES
NAME	1/3/24	6/1/24	9/1/24	1/3/25	6/1/25	1/3/26	9/1/25	TOTAL
John C. Bell		–	19,368		–		19,369	38,737
Guy M. Oliphint	33,871			33,871		33,871		101,613
Brent P. Jensen		24,265	101,132		24,265		64,561	214,223

PERMIAN RESOURCES	2024 PROXY STATEMENT	48

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(2)	Represents PSUs, which vest based on the Company’s TSR as compared to the TSR of the performance peer group over a multi-year performance period and the Company’s absolute annualized TSR over the performance period. The number of PSUs reported is based on the number of PSUs granted to each NEO multiplied by the performance multiplier for the maximum level of performance. The awards are reported at maximum because as of December 31, 2023, performance under these awards was trending above the target level of performance. The market or payout value for these PSUs is calculated using the $13.60 per share closing price of our common stock on December 29, 2023.
(3)	All the unvested restricted stock awards held by Messrs. Glyphis and Garrison vested upon the date their respective terminations became effective, as reflected in the Option Exercises and Stock Vested in 2023 table below. The outstanding PSUs reported herein for Messrs. Glyphis and Garrison remain outstanding for the original performance periods underlying the awards.

The following table provides information regarding the vesting of restricted stock and PSU awards held by our NEOs during 2023. The value realized from the vesting of the restricted stock and PSU awards is equal to the closing price of our common stock on the applicable vesting date, multiplied by the number of shares of stock acquired. The value is calculated before payment of any applicable withholding or other income taxes.

OPTION EXERCISES AND STOCK VESTED IN 2023

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
John C. Bell	19,368	$279,480
Brent P. Jensen	1,347,535	$16,506,549
George S. Glyphis(1)	4,040,150	$39,385,554
Matthew R. Garrison(2)	1,442,927	$18,122,230
(1)	Mr. Glyphis’ vested stock amount includes 4,015,512 shares that were accelerated and vested pursuant to the Centennial Severance Plan upon his termination.
(2)	Mr. Garrison’s vested stock amount includes 165,033 shares that were accelerated and vested pursuant to his separation agreement upon his termination.

PERMIAN RESOURCES	2024 PROXY STATEMENT	49

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SEVERANCE PLAN

Severance protection is provided to all of our regular, U.S. full-time employees, including each of our NEOs, under our Severance Plan, which was last updated by our Board in November 2022.

Severance Benefits Related to a Change in Control

The Severance Plan has a “double trigger” mechanism for change in control severance, which requires first that a change in control event has occurred, and second that, within a specified period thereafter, the employee has incurred a qualifying termination.

Under the Severance Plan, if, within 24 months following a change in control, we terminate the employment of one of our NEOs without “cause” or if the NEO resigns for “good reason,” (as such terms are defined in the Severance Plan) then such NEO will be entitled to receive:

•	Severance Payment: Cash payment equal to 3.0 times (for our Co-CEOs) or 2.75 times (for our other NEOs) the sum of the NEO’s base salary and average AIP award for the preceding three years;
•	Prorated Bonus: Prorated AIP award (paid at target) for the year of termination;
•	Accelerated Vesting of All Awards: Accelerated vesting of the NEO’s unvested time-based equity awards and performance-based awards (based on the actual achievement of the applicable performance conditions through the termination date);
•	Health Benefits: Cash payment equal to 125% of the aggregate COBRA premiums that the NEO would need to pay to continue coverage of the benefit plans for the NEO and the NEO’s family for two years following the termination date; and
•	Outplacement Benefits: Outplacement benefits for one year following the termination date.

Because neither of our Co-CEOs have a base salary or target bonus, the Severance Plan provides that any cash severance payable to either of them upon a qualifying termination following a change in control would be calculated using a $750,000 base salary and a 100% target bonus.

Severance Benefits Unrelated to a Change in Control

Under the Severance Plan, if unrelated to a change in control, we terminate the employment of one of our NEOs without “cause” (and not by reason of death or disability) or if the NEO resigns for “good reason” (as such terms are defined in the Severance Plan), then such NEO will be entitled to receive:

•	Health Benefits (same as described above);
•	Outplacement Benefits (same as described above);
•	Prorated Accelerated Vesting of Time-Based Awards: Accelerated vesting of a pro rata portion of the NEO’s unvested outstanding time-based equity awards; and
•	Prorated Vesting of Performance-Based Awards: Vesting of a pro rata portion of the NEO’s unvested outstanding performance-based equity awards at the end of the applicable performance period based on the actual achievement of the applicable performance conditions through the end of the performance period.

Severance Benefits Related to Death or Disability

Under the Severance Plan, if one of our NEOs experiences a termination due to the NEO’s death or disability, then such NEO will be entitled to receive, as applicable:

•	Health Benefits (same as described above);
•	Outplacement Benefits (same as described above);
•	Accelerated Vesting of Time-Based Awards: Accelerated vesting of the NEO’s unvested time-based equity awards; and
•	Vesting of Performance-Based Awards: Vesting of the NEO’s unvested outstanding performance-based equity awards at the end of the applicable performance period based on the actual achievement of the applicable performance conditions through the end of the performance period.

PERMIAN RESOURCES	2024 PROXY STATEMENT	50

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POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The following table provides estimates of the payments and benefits that would be paid to each NEO under the Severance Plan in connection with certain termination events assuming that such NEO’s employment was terminated on December 31, 2023.

In all cases, the amounts were valued as of December 31, 2023, based upon, where applicable, $13.60 per share (the closing price of our common stock on December 29, 2023, the last trading day of the year).

NAME	CATEGORY OF PAYMENT	CHANGE IN CONTROL TERMINATION	CHANGE IN CONTROL	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON(1)	DEATH / DISABILITY
William M. Hickey	Salary	2,250,000	–	–	–
	Cash Bonus	3,000,000	–	–	–
	Health & Outplacement Benefits	76,145	–	76,145	76,145
	Accelerated Equity	72,943,994	–	23,285,964	72,943,994
	Total	78,270,140	–	23,362,109	73,020,140
James H. Walter	Salary	2,250,000	–	–	–
	Cash Bonus	3,000,000	–	–	–
	Health & Outplacement Benefits	66,945	–	66,945	66,945
	Accelerated Equity	72,943,994	–	23,285,964	72,943,994
	Total	78,260,940	–	23,352,909	73,010,940
Guy M. Oliphint	Salary	1,237,500	–	–	–
	Cash Bonus	1,518,750	–	–	–
	Health & Outplacement Benefits	66,945	–	66,945	66,945
	Accelerated Equity	9,673,558	–	3,360,154	9,673,558
	Total	12,496,753	–	3,427,099	9,740,503
John C. Bell	Salary	1,031,250	–	–	–
	Cash Bonus	1,125,000	–	–	–
	Health & Outplacement Benefits	66,945	–	66,945	66,945
	Accelerated Equity	6,058,406	–	2,446,777	6,058,406
	Total	8,281,601	–	2,513,722	6,125,351
Brent P. Jensen	Salary	1,036,750	–	–	–
	Cash Bonus	1,460,955	–	–	–
	Health & Outplacement Benefits	66,945	–	66,945	66,945
	Accelerated Equity	8,581,516	–	2,329,164	8,581,516
	Total	11,146,166	–	2,396,110	8,648,461

(1)	In the case of a without “cause” employment termination that is unrelated to a change-in-control, a pro rata portion of the terminated NEO’s PSUs shall remain outstanding for the duration of the performance period and thereafter pay out to the NEO at the level earned based on the level of performance certified by the Compensation Committee. Values displayed reflect company performance through December 31, 2023, assuming such period had ended on December 31, 2023. The values reported in the table do not include the value of accrued dividends.

PERMIAN RESOURCES	2024 PROXY STATEMENT	51

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Mr. Glyphis is not included in the “Potential Payments Upon Termination or a Change in Control Table” above because he was not employed with the Company as of December 31, 2023. His employment terminated on May 4, 2023, which was a “Qualifying Termination” under the Centennial Severance Plan. Upon his departure, in accordance with the Centennial Severance Plan and his separation agreement, Mr. Glyphis received:

•	a cash severance payment equal to 2.75 times the sum of his base salary and average AIP award for the preceding three years;
•	a prorated AIP award (paid at target) for 2023;
•	the health and outplacement benefits set forth in the Centennial Severance Plan, described in more detail above;
•	an accelerated vesting of the stock awards he was granted prior to the closing date of the PR Merger; and
•	in recognition for his service between the closing date of the PR Merger and his departure date, a pro rata acceleration of the restricted stock awarded to him on the closing date of the PR Merger.

Mr. Glyphis’ separation agreement also provided for the retention of 55,583 PSUs that had been awarded to him on the closing date of the PR Merger, which was a pro rata portion of the initial grant of 250,123 PSUs, and these retained PSUs remain outstanding and will be eligible to vest based on Company performance through the end of the performance period, which concludes on December 31, 2025.

The table below summarizes the payments and benefits provided to Mr. Glyphis upon his termination of employment in 2023.

CATEGORY OF PAYMENT	AMOUNT OF PAYMENT
Severance Payment	$3,013,503
Prorated Bonus	$159,120
Health & Outplacement Benefits	$76,145
Accelerated Equity	$39,111,087
Total	$42,359,855

Similarly, Mr. Garrison is not included in the “Potential Payments Upon Termination or a Change in Control” table above because he was not employed with the Company as of December 31, 2023. His employment terminated on September 1, 2023 when Mr. Garrison resigned for personal reasons. Pursuant to his separation agreement, and in recognition of his service between the closing date of the PR Merger and September 1, 2023, as well as certain post-employment non-competition, non-solicitation and other customary restrictive covenants, the Compensation Committee approved the following cash and equity severance benefits for Mr. Garrison:

•	a prorated AIP award (paid at target) for 2023;
•	a cash payment to compensate Mr. Garrison for the COBRA premiums that he would need to pay to continue coverage of his health benefits for two years following his termination date; and
•	an accelerated vesting of his restricted stock awards.

Mr. Garrison’s separation agreement also provided for the retention of 202,605 PSUs, which represented a pro-rated portion of Mr. Garrison’s then-outstanding PSUs, which will remain outstanding and be eligible to vest in the future based on Company performance through the end of the performance period set forth in the original award agreements for the PSUs.

CATEGORY OF PAYMENT	AMOUNT OF PAYMENT
Prorated Bonus	$288,002
Health Benefits	$48,945
Accelerated Equity	$2,259,302
Total	$2,596,249

PERMIAN RESOURCES	2024 PROXY STATEMENT	52

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CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information regarding the ratio of the annual total compensation of each of our Co-CEOs to the total annual compensation of our median employee.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee from our entire employee population (other than our Co-CEOs), whether employed on a full-time or part-time basis, as of December 31, 2023, which consisted of 459 employees. Within this group of employees, the median employee was identified by using a total target cash compensation measure, which was calculated by annualizing on a straight-line basis the salary of each employee as of December 31, 2023 and adding each employee’s target bonus and the amount of employer-paid benefits received by each employee in 2023. The compensation measure was consistently applied to all employees.

Once we identified the median employee, we then calculated that employee’s annual total compensation in the same manner as we used to calculate total compensation of our Co-CEOs, as reported in the Summary Compensation Table.

For 2023, the annual total compensation of our median employee was $168,006, and the annual total compensation of Mr. Walter, one of our Co-CEOs, was $4,297. Therefore, in 2023, the ratio of Mr. Walter’s annual total compensation to the annual total compensation of our median employee was approximately 0.026 to 1. In other words, our median employee’s total compensation was approximately 39 times higher than the total compensation of Mr. Walter. As Mr. Hickey, our other Co-CEO, had $0 total compensation in 2023, it is not possible to calculate a ratio between his compensation and the total compensation of our median employee.

PAY VERSUS PERFORMANCE

The following table shows the total compensation for our NEOs for the past four years, as set forth in the Summary Compensation Table, and the “compensation actually paid” (computed in the manner required by SEC rules as described below) to our NEOs. The table separately presents the amounts for each Chief Executive Officer serving during the last four years, including each of our current Co-CEOs, and the combined average amounts for our other NEOs. The table also provides our Total Shareholder Returns (TSR), the TSR of the selected peer group, our net income and our Adjusted Free Cash Flow, all presented for the past four years.

									AVERAGE SUMMARY COMPEN- SATION TABLE TOTAL FOR NON-CEO NEOs ($)(3)	AVERAGE COMPEN- SATION ACTUALLY PAID TO NON-CEO NEOs ($)(2)(3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
	SUMMARY COMPENSATION TABLE TOTAL FOR CEOs(1)				COMPENSATION ACTUALLY PAID TO CEOs(1)(2)						TOTAL SHARE- HOLDER RETURN ($)(4)	PEER GROUP TOTAL SHARE- HOLDER RETURN ($)(4)	NET INCOME ($)	ADJ. FREE CASH FLOW(5)
YEAR	HICKEY	WALTER	SMITH	PAPA	HICKEY	WALTER	SMITH	PAPA
2023	–	4,297	–	–	27,407,632	27,411,929	–	–	3,362,313	6,940,218	305	160	879,703,000	711,384
2022	25,512,520	25,512,520	21,833,431	–	33,915,382	33,915,382	51,416,285	–	6,674,297	17,124,841	204	154	749,840,000	655,164
2021	–	–	8,677,260	–	–	–	42,802,771	–	3,236,810	15,878,126	129	106	138,175,000	206,671
2020	–	–	6,606,273	324,805	–	–	9,557,071	716,865	2,542,616	3,560,595	32	64	(685,199,000)	(64,230)

(1)	Our current Co-CEOs, Messrs. Hickey and Walter, began serving as our Co-CEOs on September 1, 2022 upon the closing of the PR Merger. The former CEOs referenced are Sean R. Smith, who served as our CEO from April 1, 2020 through August 31, 2022, and Mark G. Papa, who served as our CEO from 2016 through March 31, 2020.

PERMIAN RESOURCES	2024 PROXY STATEMENT	53

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(2)	The dollar amounts reported in this column represent the amount of Compensation Actually Paid (CAP), as defined and calculated under applicable SEC rules, for each CEO and the average for our other NEOs. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, CAP is based on the Summary Compensation Table (SCT) pay, as adjusted for the fair market value of equity awards as of December 31, 2020, 2021, 2022 and 2023. Our NEOs do not participate in benefit programs requiring an adjustment for pension benefits calculation. The following table provides the adjustments made between SCT pay and CAP:

YEAR	CEO / NEO	AVERAGE SUMMARY COMPENSATION TABLE TOTAL ($)	REMOVE VALUE OF GRANTED EQUITY AWARDS ($)(a)	PRIOR YEAR EQUITY AWARD ADJUSTMENTS ($)(b)	COMPENSATION ACTUALLY PAID ($)
2023	Hickey	–	–	27,407,632	27,407,632
	Walter	4,297	–	27,407,632	27,411,929
	Other NEOs	3,362,313	(1,956,612)	5,534,517	6,940,218
2022	Hickey	25,512,520	(25,512,520)	33,915,382	33,915,382
	Walter	25,512,520	(25,512,520)	33,915,382	33,915,382
	Smith	21,833,431	(14,495,295)	44,078,149	51,416,285
	Other NEOs	6,674,297	(5,093,653)	15,544,197	17,124,841
2021	Smith	8,677,260	(6,590,088)	40,715,599	42,802,771
	Other NEOs	3,236,810	(2,240,258)	14,881,574	15,878,126
2020	Smith	6,606,273	(5,242,233)	8,193,031	9,557,071
	Papa	324,805	–	392,060	716,865
	Other NEOs	2,542,616	(1,824,259)	2,842,238	3,560,595

(a)	Represents the grant date fair value and average grant date fair value of the equity awards granted to the CEO and NEOs, respectively, each year, as reported in the Stock Awards column of the Summary Compensation Table for the applicable year, calculated in accordance with FASB ASC Topic 718. We do not sponsor or maintain any defined benefit pension plans and therefore, no deduction was made related to pension value.
(b)	Reflects the fair value/change in fair value of the awards at year end or upon vesting/forfeiture, computed in accordance with FASB’s ASC Topic 718, Stock-based Compensation (ASC Topic 718).

(3)	For 2023, the other NEOs were Messrs. Oliphint, Jensen, Bell, Glyphis and Garrison. For 2022, the other NEOs were Messrs. Glyphis, Garrison, Jensen, Bell and Davis O. O’Connor. For 2021 and 2020, the other NEOs were Messrs. Glyphis, Garrison, Jensen and O’Connor.

(4)	Total Shareholder Return is determined based on the value of an initial fixed investment of $100. The Peer Group Total Shareholder Return represents the total shareholder return of the SPDR S&P Oil & Gas Exploration & Production ETF.
(5)	Adjusted Free Cash Flow is a non-GAAP financial measure. See Appendix A for a reconciliation of this financial measure to our most directly comparable financial measure calculated in accordance with GAAP.

PERMIAN RESOURCES	2024 PROXY STATEMENT	54

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Relationship Between Compensation Actually Paid and Performance Measures

The following graphs illustrate the relationship between the pay and performance figures that are included in the pay tables above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not represent the actual amount of compensation earned by or paid to our NEOs during the applicable years.

The graphs separately presents the Compensation Actually Paid (CAP) for each Chief Executive Officer serving during the last four years, with the amount appearing for Messrs. Hickey and Walter representing the approximate amount applicable to each of them individually.

Performance Measures

The table below sets forth our most important performance measures used to link “Compensation Actually Paid” for our NEOs to company performance, over the fiscal year ended December 31, 2023. Please see the Compensation Discussion & Analysis section above for further information regarding these performance measures and their function in our executive compensation program. The performance measures included in this table are not ranked by relative importance.

IMPORTANT FINANCIAL PERFORMANCE MEASURES
Relative TSR	(LOE + Cash G&A) / Boe
Absolute Annualized TSR	NAV/Share
All-in Rate of Return	Drilling and Completions Cost / ft.
Adjusted Free Cash Flow	Net Debt / LTM EBITDAX

PERMIAN RESOURCES	2024 PROXY STATEMENT	55

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COMPENSATION RISK ASSESSMENT

Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risks that could threaten the Company. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management’s conclusion.

DIRECTOR COMPENSATION

Directors who are not also our employees or affiliated with Riverstone Investment Group LLC, Pearl Energy Investments, L.P. or Post Oak Energy Capital, LP receive compensation under our director compensation program, which is reviewed by the Compensation Committee and is approved by the Board.

We have historically provided a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board, but our Board determined, following input and advice from Meridian, to allow directors to take 100% of their compensation in the form of stock-based compensation. All of our directors except for one has elected to take 100% of their compensation in the form of stock-based compensation.

The following table identifies the annual equity award each non-employee director receives and the retainer amount, which can be paid quarterly in arrears in cash or through an upsized equity award at the outset of the director’s service year. The leadership positions on the Board also receive larger equity awards, as detailed below.

ROLE	EQUITY AWARDS ($)	CASH / EQUITY RETAINER ($)
Director	162,500	87,500
Independent Board Chair	125,000	—
Chair of Audit Committee	20,000	—
Chair of Compensation Committee	15,000	—
Chair of Nominating and Corporate Governance Committee	15,000	—
Chair of ESG Committee	15,000	—

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us, including expenses for any relevant director education programs they attend. We extend coverage to all directors under our directors’ and officers’ indemnity insurance policies.

PERMIAN RESOURCES	2024 PROXY STATEMENT	56

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The following table contains information concerning the compensation of our non-employee directors for 2023.

NAME	FEES EARNED IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Robert J. Anderson(2)	–	139,034	139,034
Maire A. Baldwin	34,375	264,992	299,367
Frost W. Cochran(2)(4)	–	–	–
Karan E. Eves	–	249,999	249,999
Steven D. Gray	–	374,993	374,993
Matthew G. Hyde(3)	87,500	177,493	264,993
Aron Marquez	–	249,999	249,999
William J. Quinn(4)	–	–	–
Jeffrey H. Tepper	87,500	182,499	269,999
Robert M. Tichio(4)	–	–	–

(1)	Amounts in this column reflect the aggregate grant date fair value of restricted stock computed in accordance with ASC Topic 718. As of December 31, 2023, the non-employee directors held the following aggregate number of outstanding stock awards, all of which were unvested shares of restricted stock.

NAME	OUTSTANDING STOCK AWARDS
Robert J. Anderson	9,471
Maire A. Baldwin	28,101
Karan E. Eves	26,511
Steven D. Gray	43,855
Aron Marquez	26,511
Jeffrey H. Tepper	19,353

(1)	Includes restricted stock that was issued, at the applicable director’s election, in lieu of cash compensation for 2023. Except for Mr. Tepper, each current director has elected to take 100% of his or her cash retainer in the form of restricted stock.
(2)	Messrs. Anderson and Cochran were each appointed to the Board on November 1, 2023.
(3)	Mr. Hyde resigned from the Board effective immediately prior to the closing date of the Earthstone Acquisition on November 1, 2023. Concurrently with his retirement, the Compensation Committee approved the accelerated vesting of 18,822 shares of restricted stock, which would have otherwise vested in May 2024 in connection with the Company’s 2024 Annual Meeting.
(4)	Messrs. Cochran, Tichio and Quinn did not receive any compensation for serving as our directors in 2023 given their affiliation with Post Oak, Riverstone and Pearl, respectively.

PERMIAN RESOURCES	2024 PROXY STATEMENT	57

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information related to our equity compensation plan as of December 31, 2023.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)(1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)(2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (#)(3)
Equity compensation plans approved by security holders	7,552,011	16.64	27,213,354
Equity compensation plans not approved by security holders	–	–	–
Total	7,552,011	16.64	27,213,354

(1)	Consists of PSUs and stock options outstanding under our 2023 Long Term Incentive Plan, with such number of PSUs determined based on target performance.
(2)	The weighted-average price excludes outstanding PSUs as they do not have an associated exercise price.
(3)	Consists of shares of our common stock available for future issuance under our 2023 Long Term Incentive Plan.

PERMIAN RESOURCES	2024 PROXY STATEMENT	58

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EXECUTIVE OFFICERS

The following sets forth, as of March 26, 2024, the ages, positions and selected biographical information for our executive officers who are not directors:

GUY M. OLIPHINT
Chief Financial Officer Age: 43	Guy M. Oliphint has served as our Chief Financial Officer since March 2023. Mr. Oliphint initially joined PR in January 2023 as our Executive Vice President of Finance in connection with an announced succession plan for the Chief Financial Officer role. Prior to joining PR, Mr. Oliphint was Managing Director and Co-Head of Upstream Americas with Jefferies LLC in the Energy Investment Banking Group since 2018, having joined the firm in 2003. Mr. Oliphint brings nearly two decades of experience advising upstream energy companies on financial and strategic decisions, including multiple engagements with Colgate and Centennial, the predecessor companies of PR. Mr. Oliphint graduated from the University of Texas at Austin with a B.B.A. in Business Honors and Finance.

JOHN C. BELL
General Counsel Age: 38	Mr. Bell has served as our General Counsel since September 2022. Prior to that, he served as Senior Vice President, Commercial at Colgate. From August 2017 until he assumed the Senior Vice President role in January 2021, he served as Colgate’s Vice President and General Counsel. Prior to that, Mr. Bell practiced law at Vinson & Elkins LLP in the corporate group focusing on mergers, acquisitions, and private equity transactions in the oil and gas space. Mr. Bell received his Bachelor of Arts from the University of Texas at Austin. He received his J.D. from the University of Texas School of Law, as well as his Master of Business Administration from the University of Texas at Austin.

BRENT P. JENSEN
Chief Accounting Officer Age: 54	Mr. Jensen has served as our Chief Accounting Officer since March 2017. Prior to that, Mr. Jensen served as Vice President, Finance and Treasurer of Whiting Petroleum Corporation from March 2015 to March 2017. Mr. Jensen joined Whiting in August 2005 as Controller and became Controller and Treasurer in January 2006, and he was the designated principal accounting officer at Whiting from 2006 until his departure in 2017. Mr. Jensen was previously with PricewaterhouseCoopers L.L.P. in Houston and Los Angeles, where he held various positions in their oil and gas audit practice since 1994, which included assignments of four years in Moscow, Russia and three years in Milan, Italy. He has over 25 years of oil and gas accounting experience and is a Certified Public Accountant inactive. Mr. Jensen holds a Bachelor of Arts degree from the University of California, Los Angeles.

PERMIAN RESOURCES	2024 PROXY STATEMENT	59

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GEORGE S. GLYPHIS
Former Chief Financial Officer Age: 54	George S. Glyphis served as our Chief Financial Officer from October 2016 through March 2023, at which point he served as a Senior Advisor until leaving the Company in May 2023. From July 2014 until he was appointed as the Company’s Chief Financial Officer, he served as Chief Financial Officer of Centennial Resource Production, LLC, the private Centennial that was later acquired in connection with our business combination. Prior to that, Mr. Glyphis served as a Managing Director in the Oil & Gas Investment Banking practice at J.P. Morgan where his client base was comprised primarily of upstream and integrated oil and gas companies. In his 21 years at J.P. Morgan, Mr. Glyphis led the origination and execution of transactions including initial public offerings, equity follow-on offerings, high yield and investment grade bond offerings, corporate mergers and acquisitions, asset acquisition and divestitures, and reserve-based and corporate lending. Mr. Glyphis earned his Bachelor of Arts degree in History from the University of Virginia.

MATTHEW R. GARRISON
Former Chief Operating Officer Age: 42	Mr. Garrison served as our Chief Operating Officer from April 2020 through September 2023. From October 2016 until he was appointed as Chief Operating Officer in April 2020, he served as Vice President of Geosciences. Mr. Garrison previously served as Division Exploration Manager for EOG Resources, Inc. in their Midland Division from 2014 to 2016. His work focused on the Exploration and Development of the Delaware Basin assets, which primarily consisted of the Avalon, Bone Spring and Wolfcamp Shale. Prior to that, Mr. Garrison was the project geologist responsible for the development of EOG’s Delaware Basin assets. He worked in the Delaware Basin for EOG from 2011 to 2016. Prior to that, Mr. Garrison worked in EOG’s Fort Worth Division from 2007 to 2011, where he worked both the Barnett gas play in Johnson County, and the Barnett combined play in Montague and Cooke County as a project geologist. In total, Mr. Garrison worked for EOG for 9 years prior to joining PR. Mr. Garrison received his B.S. in Geology from Texas A&M University, and his M.S. in Geology from Oklahoma State University.

PERMIAN RESOURCES	2024 PROXY STATEMENT	60

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Our Board has adopted a Related Person Transaction Policy, a copy of which is available on our website at www.permianres.com. Under the policy, our Audit Committee reviews and, where the Audit Committee determines them to be in our best interests, approves all transactions and arrangements that have an aggregate value exceeding $120,000, in which the Company participates and a Related Person to the Company has a direct or indirect material interest. For purpose of the policy, a “Related Person” includes our directors, director nominees, executive officers and any holder of more than 5% of any class of our common stock, and their respective immediate family members.

In determining whether a related person transaction or arrangement is in our best interests, the Audit Committee considers, among other factors, the position within or relationship of the Related Person with us, the materiality of the transaction or arrangement, the business purpose for and reasonableness of the transaction or arrangement, whether the transaction or arrangement is comparable to one that could be available on an arms-length basis to us or is on terms we offer generally to persons who are not related, whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course, and the effect of the transaction or arrangement on our business and operations. The policy provides that the following do not create a material direct or indirect interest on behalf of the Related Person and are therefore not related person transactions:

•	reimbursements or payments of business expenses;
•	executive officer or director compensation in accordance with the disclosure exceptions provided for in Instruction 5 to Item 404(a) of Regulation S-K (or any successor rule);
•	any charitable contribution, grant, endowment or pledge by us to a charitable organization, foundation or university where the Related Person’s only relationship with that organization is as a director and the aggregate amount involved does not exceed $200,000;
•	any transaction in which the interest of the Related Person arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis (for example, dividends); and
•	any transaction with an entity at which the Related Person’s only relationship is as a director.

Annually, the Audit Committee reviews any previously approved related person transaction or arrangement that is continuing and determines based on then existing facts and circumstances whether it is in our best interest to continue, modify or terminate each such transaction or arrangement.

The Related Person Transactions Policy supplements the conflict of interest provisions in our Code of Ethics.

Our Code of Ethics requires us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations include, among others, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company, and any circumstance, event, relationship or situation in which the personal interest of any of our directors, officers or employees interferes or appears to interfere with our interests as a whole. A copy of our Code of Ethics is available on our website at www.permianres.com. We intend to satisfy the disclosure requirement regarding any amendment to, or any waiver of, a provision of the Code of Ethics by posting such information on our website.

Although our management believes that the terms of the related person transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

PERMIAN RESOURCES	2024 PROXY STATEMENT	61

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RELATED PERSON TRANSACTIONS

Funds affiliated with NGP Energy Capital Management, L.L.C. (NGP), Pearl Energy Investments, L.P. (Pearl), Riverstone Investment Group LLC (Riverstone) and EnCap Investments L.P. (EnCap) each beneficially own more than 5% of the outstanding shares of any class of common stock of the Company. For the current ownership of each Related Person and its related affiliates in the Company, please see the “Security Ownership of Certain Beneficial Owners and Management” section below. Pearl also has one director representative currently serving on the Company’s Board of Directors.

NGP and Pearl also own interests in CEP III Holdings, LLC and its affiliates (CEP Holdings), a holding company that owned Colgate prior to the PR Merger. Members of our management team that were previously employed by Colgate also owned profit interests in CEP Holdings until December 2022.

Because of their significant ownership in the Company, any otherwise qualifying transactions between the Company and investments affiliated with any of these Related Persons is considered a related person transaction under the Company’s Related Person Transaction Policy. The following list reflects the Company’s related person transactions for 2023. We believe that the terms of these arrangements are no less favorable to either party than those held with unaffiliated parties.

•	As previously disclosed on Current Reports on Form 8-K filed with the SEC on March 21, 2023, September 21, 2023 and December 20, 2023, over the course of 2023 and in each case concurrent with the closing of periodic secondary offerings by certain shareholders of the Company, the Company agreed to purchase common units representing limited liability company interests in Permian Resources Operating, LLC together with a corresponding number of shares of Class C common stock of the Company with an aggregate value of approximately $86.5 million from certain affiliates of NGP at prices per common unit (and corresponding share of Class C common stock) equal to the price per share at which the underwriters to the respective secondary offering agreed to purchase shares of Class A common stock of the Company in the applicable periodic secondary offering.
•	Certain mineral owners affiliated with NGP, EnCap and one of our directors, Karan E. Eves, received payments from us in 2023 relating to their ownership of oil and gas minerals that we operate. Funds affiliated with NGP include Springbok Energy Partners LLC, Luxe Royalties, Luxe Energy LLC, Tap Rock Resources II LLC and Elk Range Royalties LP, which received approximately $1.1 million, $1.0 million, $0.6 million, $0.5 million and $3.9 million, respectively, in net revenue payments in 2023. Funds affiliated with EnCap include Novo Minerals, LP, Pegasus Resources Holdings, LLC (including Pegasus II, LLC and Pegasus Resources NM, LLC) and Advance Energy Partners LLC, which received approximately $10.7million, $2.5 million and $0.9 million, respectively, in net revenue payments in 2023. Funds affiliated with Ms. Eves include Boaz Energy II Royalty LLC, which received approximately $0.2million in net revenue payments in 2023.
•	During 2023, we received approximately $0.4 million in net revenue payments from Hibernia Energy III, LLC, an NGP affiliate, relating to jointly owned interests in oil and gas minerals.
•	We continue to have a vendor arrangement with Streamline Innovations, Inc. (Streamline), a Riverstone affiliate, which is also affiliated with Pearl. During 2023, we paid approximately $5.3 million to Streamline for field equipment and related services.
•	During the fourth quarter of 2023, Maple Energy Holdings, LLC, a Riverstone affiliate, received approximately $0.9 million from us relating to its ownership of oil and gas minerals that we operate.
•	We have a vendor arrangement with Wildcat Oil Tools LLC (Wildcat), an oilfield tool company founded by one of our directors, Aron Marquez. Mr. Marquez was the Chief Executive Officer of Wildcat from 2012 until January 2023, when he became the Executive Chairman of the Wildcat Board of Directors. Wildcat was an established vendor for each of Centennial and Colgate prior to Mr. Marquez being appointed to the Board in connection with the PR Merger closing. In 2023, we paid approximately $1.8 million to Wildcat.

PERMIAN RESOURCES	2024 PROXY STATEMENT	62

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding ownership of shares of our Class A common stock and Class C common stock as of March 26, 2024 by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of any class of our common stock (based on a review of ownership reports filed with the SEC on or before March 26, 2024);
•	each of our NEOs and directors for 2023; and
•	all of our current executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of a date reasonably selected by us. We selected March 26, 2024 as the determination date. The beneficial ownership percentages are based on 581,016,009 shares of our Class A common stock and 188,846,158 shares of our Class C common stock outstanding as of March 26, 2024.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	CLASS A COMMON STOCK		CLASS C COMMON STOCK(1)		COMBINED VOTING POWER
NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE	NUMBER	PERCENTAGE	NUMBER	PERCENTAGE
5% or Greater Shareholders
Funds affiliated with NGP Energy Capital Management, LLC(2)			35,075,192	18.6%	35,075,192	4.6%
Funds affiliated with Pearl Energy Investments(3)			71,056,620	37.6%	71,056,620	9.2%
Funds affiliated with Riverstone Holdings(4)	47,596,969	8.2%			47,596,969	6.2%
Funds affiliated with Encap Investments L.P.(5)	29,027,950	5.0%	39,105,695	20.7%	68,133,645	8.9%
The Vanguard Group, Inc.(6)	48,313,246	8.3%			87,418,941	11.4%
BlackRock, Inc.(7)	48,246,707	8.3%			48,246,707	6.3%

Directors and Named Executive Officers
William M. Hickey			12,267,681	6.5%	12,267,681	1.6%
James H. Walter			12,042,681	6.4%	12,042,681	1.6%
Guy M. Oliphint(8)	92,638	*			92,638	*
John C. Bell(9)	53,517	*	1,353,243	*	1,406,760	*
Brent P. Jensen(10)	1,007,325	*			1,007,325	*
George S. Glyphis(11)	2,538,518	*			2,538,518	*
Matthew R. Garrison(12)	1,638,451	*			1,638,451	*
Maire A. Baldwin(13)	246,496	*			246,496	*
Karan E. Eves(14)	46,376	*			46,376	*
Steven D. Gray(15)	168,720	*			168,720	*
Matthew G. Hyde(16)	213,174	*			213,174	*
Aron Marquez(17)	46,376	*			46,376	*
William Quinn(3)			71,056,620	37.6%	71,056,620	9.2%
Jeffrey H. Tepper(18)	223,665	*			223,665	*
Robert J. Anderson(19)	476,306	*			476,306	*
Frost W. Cochran
Robert M. Tichio
All current directors and executive officers, as a group (14 individuals)	2,361,419	0.4%	96,720,225	51.2%	99,081,644	12.9%

PERMIAN RESOURCES	2024 PROXY STATEMENT	63

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*	= Less than 1%.
(1)	Subject to the terms of the Seventh Amended and Restated Limited Liability Company Agreement (the OpCo LLC Agreement) of Permian Resources Operating, LLC (OpCo), holders of common units in OpCo (other than the Company) generally have the right to exchange all or a portion of their common units (together with a corresponding number of shares of Class C common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each OpCo common unit (and corresponding share of Class C common stock) exchanged. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon exercise by OpCo holders of their exchange right. As a result, beneficial ownership of Class C common stock and OpCo common units is not reflected as beneficial ownership of shares of our Class A common stock for which such common units and stock may be exchanged.
(2)	Includes 9,086,350 shares of Class C common stock held of record by NGP XI US Holdings, L.P., 4,535,780 shares of Class C common stock held of record by NGP Pearl Holdings II, LLC and 21,453,062 shares of Class C common stock held of record by Luxe Energy, LLC. NGP XI US Holdings, L.P. controls Luxe Energy, LLC. NGP XI Holdings GP, L.L.C. is the sole general partner of NGP XI US Holdings, L.P., and NGP Natural Resources XI, L.P. is the sole member of NGP XI Holdings GP, L.L.C. G.F.W. Energy XI, L.P. is the sole general partner of NGP Natural Resources XI, L.P., and GFW XI, L.L.C. is the sole general partner of G.F.W. Energy XI, L.P. NGP XII US Holdings, L.P. controls NGP Pearl Holdings II, LLC. NGP XII Holdings GP, L.L.C. is the sole general partner of NGP XII US Holdings, L.P., and NGP Natural Resources XII, L.P. is the sole member of NGP XII Holdings GP, L.L.C. G.F.W. Energy XII, L.P. is the sole general partner of NGP Natural Resources XII, L.P., and GFW XII, L.L.C. is the sole general partner of G.F.W. Energy XII, L.P. GFW XI, L.L.C. and GFW XII, L.L.C. has delegated full power and authority to manage NGP XI US Holdings, L.P. and NGP XII US Holdings, L.P., respectively, to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve as voting members of the Executive Committee of NGP Energy Capital Management, L.L.C. The business address for each person named in this footnote is 2850 N. Harwood Street, 19th Floor, Dallas, Texas 75201. This information is based solely upon the Amendment No. 4 to Schedule 13D filed by affiliates of NGP Energy Capital Management, L.L.C. on March 8, 2024. PR takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date.
(3)	Includes 16,094,353 shares of Class C common stock held of record by Pearl Energy Investments II, L.P. (Pearl II), 12,498,897 shares of Class C common stock held of record by Pearl CIII Holdings, L.P. (Colgate Holdings), 34,131,237 shares of Class C common stock held of record by Pearl Energy Investments AIV, L.P. (Pearl AIV) and 8,332,133 shares of Class C common stock held of record by Pearl Energy Investment GP, L.P. (Pearl I GP, L.P.). Pearl II is controlled by Pearl Energy Investment II GP, L.P., its general partner (Pearl II GP, L.P.). Pearl II GP, L.P. is controlled by Pearl Energy Investment II UGP, LLC (Pearl II UGP). Pearl II UGP is controlled by William J. Quinn, the founder and managing partner of Pearl Energy Investments (Mr. Quinn). Colgate Holdings is controlled by Pearl II GP, L.P. Pearl II GP, L.P. is controlled by Pearl II UGP. Pearl II UGP is controlled by Quinn. Pearl AIV is controlled by Pearl I GP, L.P. Pearl I GP, L.P. is controlled by Pearl Energy Investment UGP, LLC, its general partner (Pearl I UGP). Pearl I UGP is controlled by Mr. Quinn. The business address for each person named in this footnote is 2100 McKinney Ave #1675, Dallas, TX 75201. This information is based solely upon the Amendment No. 1 to Schedule 13D filed by Pearl Energy Investments, L.P. on March 6, 2024. PR takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date.
(4)	Includes 31,743,637 shares of Class A common stock held of record by Riverstone VI Centennial QB Holdings, L.P. (Riverstone QB Holdings), 10,052,173 shares of Class A common stock held of record by REL US Centennial Holdings, LLC (REL US), 3,190,946 shares of Class A common stock held of record by Riverstone Non-ECI USRPI AIV, L.P. (Riverstone Non-ECI), 1,866,331 shares of Class A common stock held of record by Silver Run Sponsor, LLC (Silver Run Sponsor) and 743,882 shares of Class A common stock held of record by David Leuschen. David Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C. (Riverstone Management) and have or share voting and investment discretion with respect to the securities beneficially owned by Riverstone Management. Riverstone Management is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (Riverstone/Gower), which is the sole member of Riverstone Holdings LLC (Riverstone Holdings) and the sole shareholder of Riverstone Holdings II (Cayman) Ltd. (Riverstone Holdings II). Riverstone Holdings is the managing member of Silver Run Sponsor Manager, LLC (Silver Run Manager), which is the managing member of Silver Run Sponsor. As such, each of Silver Run Manager, Riverstone Management, Riverstone/Gower, Riverstone Holdings, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Silver Run Sponsor. Each such entity or person disclaims beneficial ownership of these securities. Riverstone Holdings is also the sole shareholder of Riverstone Energy GP VI Corp (Riverstone Energy Corp), which is the managing member of Riverstone Energy GP VI, LLC (Riverstone Energy GP), which is the general partner of Riverstone Energy Partners VI, L.P. (Riverstone Energy Partners), which is the general partner of Riverstone QB Holdings. As such, each of Riverstone Energy Partners, Riverstone Energy GP, Riverstone Energy Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone QB Holdings. Each such entity or person disclaims beneficial ownership of these securities. Riverstone Holdings II is the general partner of Riverstone Energy Limited Investment Holdings, LP, which is the sole shareholder of REL IP General Partner Limited (REL IP GP), which is the general partner of REL IP General Partner LP (REL IP), which is the managing member of REL US. As such, each of REL IP, REL IP GP, Riverstone Holdings II, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by REL US. Each such entity or person disclaims beneficial ownership of these securities. Riverstone Non-ECI GP Ltd. (Non-ECI GP Ltd.) is the sole member of Riverstone Non-ECI GP Cayman LLC (Non-ECI Cayman GP), which is the general partner of Riverstone Non-ECI Partners GP (Cayman), L.P. (Non-ECI Cayman), which is the sole member of Riverstone Non-ECI USRPI AIV GP, L.L.C. (Riverstone Non-ECI GP), which is the general partner of Riverstone Non-ECI. Non-ECI GP Ltd. is managed by Mr. Leuschen and Mr. Lapeyre, who have or share voting and investment discretion with respect to the securities held of record by Riverstone Non-ECI. As such, each of Riverstone Non-ECI GP, Non-ECI Cayman, Non-ECI Cayman GP, Non-ECI GP Ltd., Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone Non-ECI. Each such entity or person disclaims beneficial ownership of these securities. The business address for each person named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019. This information is based solely upon Amendment No. 16 to the Schedule 13D filed by affiliates of Riverstone on March 8, 2024. PR takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date.

PERMIAN RESOURCES	2024 PROXY STATEMENT	64

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(5)	Based on a Schedule 13G/A filed with the SEC on February 13, 2024 by Bold Energy Holdings. LLC (Bold Holdings) and a subsequent Form 4 filed with the SEC on March 8, 2023 by EnCap Partners GL, LLC (EnCap Partners GP). Attributable to shares of Class C common stock and Class A common stock held directly or indirectly by three investment funds affiliated with EnCap (the EnCap Funds): (i) EnCap Energy Capital Fund VIII, L.P. (EnCap Fund VIII), which directly holds 2,652,228 shares of Class A common stock, (ii) EnCap Energy Capital Fund IX, L.P. (EnCap Fund IX), which beneficially owns 39,105,695 shares of Class C common stock and an equivalent number of OpCo common units directly held by its wholly owned subsidiary, Bold Holdings and (iii) EnCap Energy Capital Fund XI, L.P. (EnCap Fund XI), which directly holds 22,825,299 shares of Class A common stock. EnCap Partners GP is the general partner of EnCap Partners, LP (EnCap Partners), which is the managing member of EnCap Investments Holdings, LLC (EnCap Holdings), which is the sole member of EnCap Investments GP, L.L.C. (Investments GP), which is the general partner of EnCap Investments L.P. (Investments LP), which is the general partner of EnCap Equity Fund VIII GP, L.P. (Fund VIII GP) and EnCap Equity Fund IX GP, L.P. (Fund IX GP), which are the general partners of EnCap Fund VIII and EnCap Fund IX, respectively. EnCap Fund IX directly owns 100% of the membership interests of Bold Holdings. Investments LP is the sole member of EnCap Equity Fund XI GP, LLC (Fund XI LLC), which is the general partner of EnCap Equity Fund XI GP, L.P. (Fund XI GP), which is the general partner of EnCap Fund XI. Therefore, each of EnCap Partners GP, EnCap Partners, EnCap Holdings, Investments GP, Investments LP, Fund VIII GP, Fund IX GP, Fund XI LLC, Fund XI or Fund XI GP may be deemed to beneficially own or to have beneficially owned the reported securities that are or were held of record by any reporting persons under its direct or indirect control. Each reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein. EnCap Partners GP’s Form 4 contained information as of March 6, 2024 and may not reflect accurate or complete information about the EnCap Funds’ current holdings of common stock and OpCo common units. PR takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date. The address for the EnCap entities listed above is 9651 Katy Freeway, Suite 600, Houston, Texas 77024.
(6)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by the Vanguard Group, Inc. (Vanguard). Vanguard, in its capacity as investment adviser, may be deemed to beneficially own 48,313,246 shares of Class A common stock. With regards to such shares, Vanguard has sole voting power over no shares, shared voting power over 312,517 shares, sole dispositive power over 47,635,008 shares, shared dispositive power over 678,238 shares. Vanguard’s 13G/A contained information as of December 29, 2023 and may not reflect accurate or complete information about Vanguard’s current holdings of Class A common stock. PR takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	Based solely on a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. (BlackRock). BlackRock may be deemed to beneficially own 48,246,707 shares of Class A common stock. With regards to such shares, BlackRock has sole voting power over 47,500,615 shares, shared voting power over no shares, sole dispositive power over 48,246,707 shares, and shared dispositive power over no shares. BlackRock’s 13G/A contained information as of December 31, 2023 and may not reflect accurate or complete information about BlackRock’s current holdings of PR common stock. PR takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(8)	Amount reflected in the table for Mr. Oliphint includes 67,742 shares of Class A common stock subject to continued time-based vesting requirements.
(9)	Amount reflected in the table for Mr. Bell includes 38,737 shares of Class A common stock subject to continued time-based vesting requirements.
(10)	Amount reflected in the table for Mr. Jensen includes 214,223 shares of Class A common stock subject to continued time-based vesting requirements and 125,000 shares of Class A common stock issuable upon the exercise of stock options.
(11)	Amount reflected in the table for Mr. Glyphis reflects his ownership as of his last day of employment on May 4, 2023. Because Mr. Glyphis is no longer employed by the Company, his security ownership is not included in the total noted above for current directors and executive officers, as a group.
(12)	Amount reflected in the table for Mr. Garrison reflects his ownership as of his last day of employment on September 1, 2023. Because Mr. Garrison is no longer employed by the Company, his security ownership is not included in the total noted above for current directors and executive officers, as a group.
(13)	Amount reflected in the table for Ms. Baldwin includes 28,101 shares of Class A common stock subject to continued time-based vesting requirements.
(14)	Amount reflected in the table for Ms. Eves includes 21,105 shares of Class A common stock subject to continued time-based vesting requirements.
(15)	Amount reflected in the table for Mr. Gray includes 39,766 shares of Class A common stock subject to continued time-based vesting requirements.
(16)	Amount reflected in the table for Mr. Hyde reflects his ownership as of his last day as a director on November 1, 2023. Because Mr. Hyde is no longer serving as a director for the Company, his security ownership is not included in the total noted above for current directors and executive officers, as a group.
(17)	Amount reflected in the table for Mr. Marquez includes 26,511 shares of Class A common stock subject to continued time-based vesting requirements.
(18)	Amount reflected in the table for Mr. Tepper includes 19,353 shares of Class A common stock subject to continued time-based vesting requirements.
(19)	Amount reflected in the table for Mr. Anderson includes 9,471 shares of Class A common stock subject to continued time-based vesting requirements.

PERMIAN RESOURCES	2024 PROXY STATEMENT	65

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PROPOSAL 3:

Election of Three Class II Directors, if Proposal 1 is Not Approved

The Company’s shareholders will be asked to vote on this Proposal 3 only in the event that at the Annual Meeting, the Company’s shareholders do not approve the Declassification Amendment described in Proposal 1. If the Company’s shareholders approve the Declassification Amendment, then the Company will amend its Charter to eliminate its classified Board, as described in Proposal 1 above, and the shareholders will proceed to vote on Proposal 2 and not this Proposal 3. If, however, the Company’s shareholders do not approve the Declassification Amendment, a vote will be taken on this Proposal 3.

If the shareholders do not approve the Declassification Amendment described in Proposal 1, Karan E. Eves, William J. Quinn and Jeffrey H. Tepper are nominated for election to serve a three-year term each as a Class II director subject to re-election at the 2027 annual meeting.

If prior to the Annual Meeting a nominee becomes unavailable to serve as a director, any shares represented by a proxy directing a vote will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board. As of the mailing of these proxy materials, the Board has no reason to believe any director nominee would not be available to serve.

VOTE REQUIRED AND BOARD RECOMMENDATION

The election of each of our three Class II director nominees requires the vote of a majority of the votes cast at the Annual Meeting, which means the number of votes cast “FOR” such nominee exceeds the number of votes cast “AGAINST” such nominee. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on the outcome of the election of directors.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES NAMED ABOVE.

PERMIAN RESOURCES	2024 PROXY STATEMENT	66

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PROPOSAL 4:

Approval of Amendment to the Company’s Charter to Reflect the Latest Delaware Law Provisions Regarding Officer Exculpation

We are asking our shareholders to vote to approve a proposal to amend (the Exculpation Amendment, and together with the Declassification Amendment, the Charter Amendments) the Company’s Charter to implement the latest Delaware law provisions that allow exculpation of certain executive officers similar to the exculpation provisions that already exist for directors.

In August 2022, Section 102(b)(7) of the Delaware General Corporation Law (DGCL) was amended to permit Delaware corporations to amend their certificates of incorporation to limit or eliminate the personal liability of specified officers for monetary damages associated with certain breaches of the fiduciary duty of care in limited circumstances. Historically, only directors could be so exculpated.

Currently, Section 8.1 of the Charter provides exculpation from monetary damages for certain breaches of fiduciary duty, such as the duty of care, to the fullest extent permitted by Delaware law, but solely for directors. Under Section 102(b)(7) of the DGCL, the protections that now may be extended to officers are not, however, identical to the existing director protections. If the Company’s Exculpation Amendment is adopted, the Charter will allow for the exculpation of certain officers only in connection with direct claims brought by shareholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company. This structure means that the Board will retain its authority to assert the Company’s claims against any officer of the Company in the event of such officer’s breach of the duty of care (or, if the Board does not bring such a claim, a shareholder may do so derivatively). Additionally, as is currently the case with directors under our Charter, the Exculpation Amendment would not limit the liability of officers for: (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) any acts or omissions in bad faith or which involve a knowing or intentional violation of the law, and (iii) any transaction from which the officer derived an improper personal benefit.

The description of the Exculpation Amendment is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Section 8.1 in the Amended and Restated Charter attached as Appendix B and incorporated into this Proxy Statement by reference. Additions are indicated by underlining, and deletions are indicated by strike-outs.

If Proposal 4 is approved by our shareholders, the Charter will be amended and restated to reflect the revisions contemplated by the Exculpation Amendment (as well as certain non-substantive administrative updates and the other revisions contemplated by Proposal 1 above, if Proposal 1 is also approved by our shareholders) and the Amended and Restated Charter will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur as soon as practicable following voting by the shareholders at the Annual Meeting. If the shareholders approve Proposal 4, but not Proposal 1, the Amended and Restated Charter will only reflect the revisions contemplated by the Exculpation Amendment.

If our shareholders do not approve this Proposal 4, the changes described in this section will not be made, and the Exculpation Amendment described in this section will not take effect. The approval of this Proposal 4 is not conditioned upon approval of any of the other proposals, including the Declassification Amendment proposal.

PERMIAN RESOURCES	2024 PROXY STATEMENT	67

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RATIONALE FOR APPROVAL

The adoption of the Exculpation Amendment will enable the Company to strike a balance between the shareholders’ interest in officer accountability, reducing litigation and liability insurance costs and enabling the Company to attract and retain quality officers.

The Board strongly believes that the Company’s officers should be held to the highest standards when carrying out their duties to the Company and our shareholders. However, in recent years, shareholder plaintiffs have persuaded courts to impose the same fiduciary duties on officers that directors have, thereby exploiting an absence of exculpatory protections for officers in order to prolong litigation and extract larger settlements from defendant corporations. Like directors, officers frequently make decisions in response to time-sensitive opportunities and challenges. In the current litigious environment and sometimes regardless of merit, this can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. The potential for officers to have personal liability for decisions made or actions taken on behalf of the Company, including for unintentional mistakes, could adversely impact the ability of our officers to make decisions that are most appropriate for the Company. Limiting concern about personal risk would empower officers to best exercise their business judgment in furtherance of shareholder interests. Furthermore, the potential for personal liability has resulted in increased litigation and costs incurred by the Company to procure liability insurance for claims against our officers, which harms shareholders. In 2023, many of the Company’s peers adopted exculpation amendments to their certificates of incorporation to limit the personal liability of their officers to the full extent permitted by the DGCL. The Company believes that more peers will adopt such exculpation amendments in 2024 and the near future. Since the Company competes with these peers for talent, failing to adopt the Exculpation Amendment contemplated by this Proposal 4 could impact the Company’s recruitment and retention of exceptional officer candidates.

In this context, the Nominating and Corporate Governance Committee and the Board carefully considered the advantages and disadvantages of amending the Charter to extend exculpation of personal liability for monetary damages for certain breaches of the duty of care to officers of the Company, as permitted and in compliance with the DGCL, as amended, in addition to the existing exculpation provisions for the benefit of directors. After carefully reviewing these considerations and taking into account the narrow class and type of claims that the officers would be exculpated from liability for, the Nominating and Corporate Governance Committee determined, and the Board agreed, that it is in the best interest of the Company and its shareholders to extend such exculpation to officers of the Company, strictly within the parameters of the DGCL, as amended. The Board concluded that officer exculpation will more closely align the protections already available to directors with those now available to officers, creating a balance with respect to their functions in such capacities on behalf of the Company, will limit the potential for certain costly and distracting litigation against officers, regardless of merit, when such claims cannot be pursued against directors, and will facilitate recruitment and retention of the most qualified officers of the Company. Further, the proposed amendments will not affect any other traditional checks against officers, as claims may still be brought against them for breach of the fiduciary duty of loyalty or actions taken in bad faith, and the Board and shareholders bringing suits derivatively on behalf of the corporation may still bring fiduciary claims against officers.

Accordingly, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously determined that it is in the best interests of the Company and its shareholders to amend the Charter to extend exculpation for monetary damages for certain breaches of fiduciary duty, such as the duty of care, to the officers of the Company, to the fullest extent permitted by Delaware law, in strict compliance Section 102(b)(7) of the DGCL, as amended, and has unanimously approved, and recommended that the Company’s shareholders approve, such amendments to the Charter.

VOTE REQUIRED AND BOARD RECOMMENDATION

The approval of the Exculpation Amendment proposal requires the affirmative vote of shareholders holding at least a majority of the outstanding voting stock of the Company voting together as a single class. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal 4.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE EXCULPATION AMENDMENT PROPOSAL AS DISCUSSED ABOVE.

PERMIAN RESOURCES	2024 PROXY STATEMENT	68

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PROPOSAL 5:

Approval on an Advisory Basis of our Named Executive Officer Compensation

In accordance with the Dodd-Frank Act of 2010 (the Dodd-Frank Act) and Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success. Please read “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for details about our executive compensation programs. We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Permian Resources Corporation (the Company) approve, by a non-binding advisory vote, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on our company, our Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our shareholders and intend to consider our shareholders’ views regarding our executive compensation programs, including in making future decisions relating to such programs.

As further discussed under Proposal 6 below, the Dodd-Frank Act enables shareholders to indicate, on an advisory (non-binding) basis, how frequently companies should seek an advisory vote to approve the compensation of their named executive officers. Under Proposal 6, our shareholders have an opportunity to recommend, on an advisory (non-binding) basis, a “say-on-pay” vote “every year” (see Proposal 6). The next “say-on-pay” vote will take place at the 2025 annual meeting of shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

The approval by a non-binding advisory vote of our NEO requires the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will not be counted as a vote cast and, therefore, will not have an effect on the outcome of the vote. Broker non-votes have no effect on the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PERMIAN RESOURCES	2024 PROXY STATEMENT	69

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PROPOSAL 6:

Recommendation on the Frequency of Future Advisory Votes to Approve our Named Executive Officer Compensation

The Dodd-Frank Act also enables our shareholders to indicate, on an advisory (non-binding) basis, how frequently we should seek an advisory vote to approve the compensation of our NEOs, such as Proposal 5 included in this Proxy Statement. By voting on this Proposal 6, shareholders may indicate whether they would prefer future advisory votes to approve NEO compensation every year, every other year or every three years, or shareholders may abstain from voting.

After careful consideration of this Proposal 6, the Board has determined that an advisory vote to approve our NEO compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for “every year” as the frequency of future advisory votes to approve our NEO compensation.

In formulating its recommendation, the Board considered that an annual advisory vote to approve our NEO compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this Proposal 6.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every other year or every three years or abstain from voting. However, because this vote is advisory and not binding on the Company or the Board, the Board may decide that it is in the best interests of the Company to hold an advisory vote to approve our NEO compensation more or less frequently than the option approved by our shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

The option of every year, every other year or every three years that receives a majority of the votes cast by shares that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter at the Annual Meeting will be considered the frequency selected by the shareholders. In the event that no option receives such majority, we will consider the option that receives the most votes to be the option selected by the shareholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “EVERY YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION.

PERMIAN RESOURCES	2024 PROXY STATEMENT	70

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PROPOSAL 7:

Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP, which has been our independent audit firm since November 18, 2016, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending December 31, 2024, and our Audit Committee has further directed that the appointment of KPMG LLP be submitted for ratification by our shareholders at the Annual Meeting. We have been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and their clients. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from shareholders.

Shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws (as amended, the Bylaws), Corporate Governance Guidelines, committee charters or otherwise. However, the Board is submitting the appointment of KPMG LLP to our shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our shareholders’ best interests.

PRINCIPAL ACCOUNTING FIRM FEES

The table below sets forth the aggregate fees billed by KPMG, the Company’s independent registered public accounting firm, for the last two fiscal years.

AUDITOR FEES	2022	2023
Audit fees(1)	$1,624,000	$3,450,000
Audit-related fees	—	—
Tax-related fees	40,000	282,000
Total	$1,664,000	$3,732,000
(1)	Audit fees are for the audit of our consolidated financial statements included in the applicable annual report on Form 10-K, including the audit of the effectiveness of our internal controls over financial reporting and the reviews of our financial statements included in the applicable quarterly report on Form 10-Q. These fees also include work performed in connection with registration statements, capital market transactions, oil and gas property acquisitions including PR Merger-related costs and other audit-related services.

AUDIT COMMITTEE APPROVAL

On an annual basis, the Audit Committee reviews and pre-approves the Company engaging the independent registered public accounting firm for the following year. As part of this process, the Audit Committee pre-approves all audit and permitted audit-related and non-audit services to be performed by the independent registered public accounting firm, including the fees relating thereto. The Audit Committee may delegate pre-approval authority to one or more of its members. In the event of any such delegation, any pre-approved decisions will be reported to the Audit Committee at its next scheduled meeting. All fees described in the table above were pre-approved by the Audit Committee.

VOTE REQUIRED AND BOARD RECOMMENDATION

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of shares of common stock present or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PERMIAN RESOURCES	2024 PROXY STATEMENT	71

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GENERAL INFORMATION

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2023 accompanies this Proxy Statement.

OTHER BUSINESS

Our management does not know of any other matters to come before the Annual Meeting, and our Board does not intend to present any other items of business other than those stated in the Notice of 2024 Annual Meeting of Shareholders. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

SHAREHOLDER PROPOSALS

If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2025 annual meeting of shareholders, you must submit the proposal to our Secretary no later than December 10, 2024.

In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2025 annual meeting of shareholders, you must comply with our Bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than January 22, 2025, and no later than the close of business on February 21, 2025, and otherwise comply with the advance notice and other provisions set forth in our Bylaws, which currently includes, among other things, the submission of specified information. For additional requirements, shareholders should refer to Article II, Section 2.7 and Article III, Section 3.3 of our Bylaws, a current copy of which may be obtained from our General Counsel.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2025.

AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our Annual Report has been posted on the internet along with this Proxy Statement and proxy materials to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report including exhibits. Please send a written request to our General Counsel at:

Permian Resources Corporation
300 N. Marienfeld Street, Ste. 1000
Midland, TX 79701
Attention: General Counsel

The charters for our Audit, Compensation, Nominating and Corporate Governance and Environmental, Social and Governance Committees, as well as our Corporate Governance Guidelines, our Policy for Accounting-Related Complaints, our Policy for Related Person Transactions and our Code of Business Conduct and Ethics are posted in the Investor Relations portion of our website at www.permianres.com, and are also available in print without charge upon written request to our General Counsel at the address above.

Shareholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household. We will promptly deliver a separate copy of the proxy materials to such shareholders upon receipt of a written or oral request to our General Counsel at the address above, or by calling (432) 695-4222.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

PERMIAN RESOURCES	2024 PROXY STATEMENT	72

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

In this section of the Proxy Statement, we answer some common questions regarding the Annual Meeting and the voting of shares of common stock at the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will take place on May 22, 2024 at 9:00 a.m. Central Time at:

Petroleum Club of Midland
501 West Wall Street
Midland, TX 79701

Although we are currently planning to hold the Annual Meeting in person, in the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding a virtual-only or hybrid Annual Meeting rather than an in-person Annual Meeting. If we take this step, details on how to participate will be issued by press release, posted on our website and filed with the SEC as additional proxy material. Therefore, if you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting in the mail instead of a paper copy of the proxy materials?

The SEC has approved rules allowing companies to furnish proxy materials, including this Proxy Statement and our Annual Report, to our shareholders by providing access to such documents on the internet instead of mailing paper copies. We believe these rules provide a convenient and quick way in which our shareholders can access the proxy materials and vote their shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Accordingly, certain of our shareholders will receive a Notice and will not receive paper copies of the proxy materials unless they request them. Instead, the Notice will provide such shareholders with notice of the Annual Meeting and will also provide instructions regarding how such shareholders can access and review all the proxy materials on the internet. The Notice also provides instructions as to how you may submit your proxy electronically via the internet or by telephone. If you received the Notice and you would instead prefer to receive a paper or electronic copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Why did you send me the proxy materials or the Notice?

We sent you the proxy materials or the Notice because we are holding our Annual Meeting and our Board is asking for your proxy to vote your shares of common stock at the Annual Meeting. We have summarized information in this Proxy Statement that you should consider in deciding how to vote at the Annual Meeting.

Can I vote my shares of common stock by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy electronically via the internet, by telephone or by requesting and returning a paper Proxy Card, or you may vote your shares of common stock by submitting an electronic ballot during the Annual Meeting.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 2, 2024, the record date for determining the shareholders who are entitled to vote at the Annual Meeting. As of April 2, 2024, there were a total of [ ] shares of Class A common stock and [ ] shares of Class C common stock issued and entitled to vote at the Annual Meeting. You get one vote for each share of common stock that you own.

PERMIAN RESOURCES	2024 PROXY STATEMENT	73

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How is a quorum determined?

We will hold the Annual Meeting if shareholders representing the required quorum of shares of common stock entitled to vote authorize their proxy online or telephonically, sign and return their Proxy Cards or attend the Annual Meeting. The presence via live webcast or by proxy of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your Proxy Card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the Proxy Card.

What is the required vote for approval?

The approval of the Charter Amendments proposals requires the affirmative vote of shareholders holding at least a majority of the outstanding voting stock of the Company voting together as a single class. Abstentions and broker non-votes will have the same effect as votes cast “AGAINST” the Charter Amendments proposals.

The election of each of our director nominees requires the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on the results of the election of directors. We have adopted a director resignation policy whereby an incumbent director who fails to receive a majority of the votes cast during an uncontested election may be required by the Board to resign. See “Corporate Governance—Majority Voting in Director Elections” for additional information regarding the majority voting standard for uncontested director elections and our director resignation policy.

The approval by a non-binding advisory vote of our named executive officer compensation and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm require the vote of a majority of the votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you abstain for purposes of these proposals, your abstention will not be counted as a vote cast and, therefore, will not have an effect on the results of such vote. For the approval on an advisory basis of our named executive officer compensation, broker non-votes will have no effect on the outcome of the vote. The rules of the New York Stock Exchange permit brokers to vote uninstructed shares at their discretion regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, so there will be no broker non-votes on this proposal.

The recommendation on the frequency of future advisory votes to approve our NEO compensation (every year, every other year, or every three years) that receives the greatest number of votes cast by the shareholders present or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be considered the frequency recommended by the shareholders. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on the results of the recommendation.

How do I vote by proxy?

Follow the instructions on the Notice or the Proxy Card to authorize a proxy to vote your shares of common stock at the Annual Meeting electronically via the internet or by telephone or, if you received paper proxy materials, by completing and returning the Proxy Card. The individuals named and designated as proxies will vote your shares of common stock as you instruct. You have the following choices in voting your shares of common stock:

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.
•	In voting on the election of director nominees, you may either vote “FOR” or “AGAINST” each director.
•	You may abstain from voting on the proposal to (1) approve the amendment to our Charter to declassify the Board and provide for the annual election of directors, (2) elect the eleven director nominees, if applicable, (3) elect the three Class II directors, if applicable, (4) approve the amendment to our Charter to reflect the latest Delaware law provisions regarding officer exculpation, (5) approve on an advisory basis our named executive officer compensation, (6) recommend on an advisory basis the frequency of future advisory votes to approve our named executive officer compensation and (7) ratify the appointment of KPMG LLP as our independent registered public accounting firm, in which case no vote will be recorded with respect to the proposal.

You may return a signed Proxy Card without indicating your vote on any matter, in which case the designated proxies will vote to (1) approve the amendment to our Charter to declassify the Board and provide for the annual election of directors, (2) elect the eleven director nominees, if applicable, (3) elect the three Class II directors, if applicable, (4) approve the amendment to our Charter to reflect the latest Delaware law provisions regarding officer exculpation, (5) approve on an advisory basis our named executive officer compensation, (6) recommend, on an advisory basis, “every year” as the frequency of future advisory votes to approve our named executive officer compensation and (7) ratify the appointment of KPMG LLP as our independent registered public accounting firm.

PERMIAN RESOURCES	2024 PROXY STATEMENT	74

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How can I authorize my proxy online or via telephone?

In order to authorize your proxy online or via telephone, go to www.cstproxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. If your shares of common stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. Please have your Notice in hand when accessing the site, as it contains a Control Number required for access. You can authorize your proxy electronically via the internet or by telephone at any time prior to 11:59 p.m. Eastern Time, on May 21, 2024, the day before the Annual Meeting.

If you received paper proxy materials, you may also refer to the enclosed Proxy Card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper Proxy Card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the Annual Meeting?

As of the date of this Proxy Statement, the only matters we know of that will be voted on at the Annual Meeting are the proposals we have described herein: (1) the approval of the amendment to our Charter to declassify the Board and provide for the annual election of directors, (2) the election of the eleven director nominees, if applicable, (3) the election of the three Class II directors, if applicable, (4) the approval of the amendment to our Charter to reflect the latest Delaware law provisions regarding officer exculpation, (5) the approval on an advisory basis of our named executive officer compensation, (6) the recommendation on an advisory basis of the frequency of future advisory votes to approve our named executive officer compensation and (7) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. If other matters are properly presented at the Annual Meeting, the designated proxies will vote your shares of common stock at their discretion.

Can I change my previously authorized vote?

Yes, you can change your vote at any time before the vote on a proposal either by executing or authorizing, dating and delivering to us a new proxy electronically via the internet, by telephone or by mail at any time prior to 11:59 p.m. Eastern Time, on May 21, 2024, the day before the Annual Meeting, by giving us a written notice revoking your Proxy Card or by attending the Annual Meeting and voting your shares of common stock during the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

Proxy revocation notices or new proxy cards should be sent to Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701 Attention: General Counsel.

Can I vote during the Annual Meeting rather than by authorizing a proxy?

You can attend the Annual Meeting and vote your shares of common stock during the Annual Meeting; however, we encourage you to authorize your proxy to ensure that your vote is counted. Authorizing your proxy electronically or telephonically, or submitting a Proxy Card, will not prevent you from later attending the Annual Meeting and voting your shares during the Annual Meeting.

Will my shares of common stock be voted if I do not provide my proxy?

Depending on the proposal, your shares of common stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions.

Brokerage firms do not have the authority under the New York Stock Exchange rules to vote on non-routine matters, which include the approval of the Charter Amendments proposals, the election of directors, the approval on an advisory basis of our named executive officer compensation and the recommendation on an advisory basis on the frequency of future advisory votes to approve our named executive officer compensation. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and will result in “broker non-votes.” Broker non-votes will be considered present for the purpose of determining whether we have a quorum. Such broker non-votes will have the effect of counting against the approval of the Charter Amendments proposals; however, they will not have an effect on the election of directors, the approval on an advisory basis of our named executive officer compensation and the recommendation on an advisory basis on the frequency of future advisory votes to approve our named executive officer compensation.

PERMIAN RESOURCES	2024 PROXY STATEMENT	75

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What do I do if my shares are held in “street name”?

If your shares of common stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares of common stock are held in “street name” and you would like to electronically vote your shares during the Annual Meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

A representative of Continental Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. We have engaged Morrow Sodali LLC (Morrow Sodali), to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Morrow Sodali a fee of $8,500, plus disbursements. We will also reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of shares of common stock and in obtaining voting instructions from those owners. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for providing those services.

Who can help with my questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like to receive additional copies, without charge, of this document or our Annual Report, please contact:

Permian Resources Corporation
300 North Marienfeld Street, Suite 1000
Midland, TX, 79701
Attention: General Counsel

If you have any questions or need assistance voting your shares you may also contact our proxy solicitor at:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902

PR.info@investor.morrowsodali.com
Banks and Brokerage Firms, please call (203) 658-9400
Shareholders, please call toll free (800) 662-5200

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APPENDIX A –

Non-GAAP Financial Measures

Free Cash Flow and Adjusted Free Cash Flow

Free cash flow and adjusted free cash flow are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define free cash flow as net cash provided by operating activities before changes in working capital, less incurred capital expenditures and adjusted free cash flow as free cash flow before non-recurring merger and integration expense.

Our management believes free cash flow and adjusted free cash flow are useful indicators of the Company’s ability to internally fund its exploration and development activities and to service or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities or accounts payable related to capital expenditures. The Company believes that these measures, as so adjusted, present meaningful indicators of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. Our computations of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies. Free cash flow and adjusted free cash flow should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as determined in accordance with GAAP or as indicator of our operating performance or liquidity.

Free cash flow and adjusted free cash flow are not financial measures that are determined in accordance with GAAP. Accordingly, the following table presents a reconciliation of free cash flow and adjusted free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

YEAR ENDED
($ in thousands)	12/31/2023
Net cash provided by operating activities	2,213,499
Changes in working capital:
Accounts receivable	(36,336)
Prepaid and other assets	27,267
Accounts payable and other liabilities	(83,160)
Operating cash flow before working capital changes	2,121,270
Less: total capital expenditures incurred	(1,535,217)
Free cash flow	586,053
Merger and integration expense	125,331
Adjusted free cash flow	711,384

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APPENDIX B –

Fifth Amended and Restated Certificate of Incorporation of Permian Resources Corporation

~~FOURTH~~ FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ~~CENTENNIAL RESOURCE DEVELOPMENT~~PERMIAN RESOURCES CORPORATION~~, INC.~~

~~September 1, 2022~~May [●], 2024

~~Centennial Resource Development Inc.~~Permian Resources Corporation (f/k/a Centennial Resources Development, Inc.), a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The name of the Corporation is “~~Centennial Resource Development, Inc.~~Permian Resources Corporation”.
2.	The original Certificate of Incorporation of the Corporation (f/k/a Rockstream Corp.) was filed with the Secretary of State of the State of Delaware on November 4, 2015 (the “Original Certificate”). A Certificate of Amendment to the Original Certificate was filed with the Secretary of State of the State of Delaware on November 12, 2015 to change the name of the Corporation to Silver Run Acquisition Corporation (together with the Original Certificate, the “Amended Certificate”).
3.	An Amended and Restated Certificate of Incorporation, which amended and restated the Amended Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on February 23, 2016 (the “Amended and Restated Certificate”).
4.	A Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which amended and restated the Amended and Restated Certificate in its entirety and reflected a name change of the Corporation to Centennial Resource Development, Inc., was filed with the Secretary of State of the State of Delaware on October 11, 2016.
5.	A Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which amended and restated the Second Amended and Restated Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on May 1, 2019.
6.	~~This~~ A Fourth Amended and Restated Certificate of Incorporation (the “Fourth Amended and Restated Certificate”), which ~~amends~~amended and ~~restates~~restated the Third Amended and Restated Certificate in its entirety, was filed with the Secretary of the State of Delaware on September 1, 2022.
7.	This Fifth Amended and Restated Certificate of Incorporation (the “Fifth Amended and Restated Certificate”), which amends and restates the Fourth Amended and Restated Certificate in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and by the Corporation’s stockholders in accordance with Section 212 of the DGCL.
8.	This ~~Fourth~~ Fifth Amended and Restated Certificate shall become effective upon filing with the Secretary of State of the State of Delaware.
9.	The text of the Fourth~~Third~~ Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

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ARTICLE I. NAME

The name of the corporation is Permian Resources Corporation.

ARTICLE II. PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III. REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV. CAPITALIZATION

Section 4.1  Authorized Capital Stock The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 1,501,000,000 shares, consisting of (a) 1,500,000,000 shares of common stock (the “Common Stock”), consisting of (i) 1,000,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 500,000,000 shares of Class C Common Stock (the “Class C Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2  Preferred Stock The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3  Common Stock

(a) Voting.

(i) Except as otherwise required by law or this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class C Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this ~~Fourth~~ Fifth Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class C Common Stock.

(i) Permitted Owners. Shares of Class C Common Stock may be issued only to, and registered in the name of, the Permitted Class C Owners (as defined below). As used in this ~~Fourth~~ Fifth Amended and Restated Certificate, (i) “Permitted Class C Owners” means the “Members” as defined in the LLC Agreement (as defined below) and (ii) “Common Unit” means a membership interest in Permian Resources Operating, LLC (formerly known as Centennial Resource Production, LLC), a Delaware limited liability company or any successor entities thereto (the “LLC”), authorized and issued under its ~~Sixth~~ Seventh Amended and Restated Limited Liability Company Agreement, dated as of ~~September 1, 2022~~November 1, 2023, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from

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time to time (the “LLC Agreement”), and constituting a “Common Unit” as defined in the LLC Agreement as in effect as of the effective time of this ~~Fourth~~Fifth Amended and Restated Certificate.

(ii) Voting. Except as otherwise required by law or this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class C Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class C Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this ~~Fourth~~ Fifth Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class C Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class C Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class C Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class C Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand, or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class C Common Stock shall, to the extent required by law, be given to those holders of Class C Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class C Common Stock to take the action were delivered to the Corporation.

(iii) Dividends. Notwithstanding anything to the contrary in this ~~Fourth~~ Fifth Amended and Restated Certificate, other than as set forth in Section 4.3(d), dividends shall not be declared or paid on the Class C Common Stock.

(iv) Transfer of Class C Common Stock

(1) A Permitted Class C Owner may surrender shares of Class C Common Stock to the Corporation for no consideration at any time. Following the surrender of any shares of Class C Common Stock to the Corporation, the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(2) A Permitted Class C Owner may transfer shares of Class C Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the LLC Agreement. The transfer restrictions described in this Section 4.3(b)(iv)(2) are referred to as the “Restrictions.”

(3) Any purported transfer of shares of Class C Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Class C Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class C Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).

(4) Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(5) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.3(b)(iv) for determining whether any transfer or acquisition of shares of Class C Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.3(b)(iv). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class C Common Stock.

(6) The Board shall have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any shares of Class C Common Stock in violation thereof.

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(v)  Issuance of Class A Common Stock Upon Redemption; Cancellation of Class C Common Stock.

(1) To the extent that any Permitted Class C Owner exercises its rights pursuant to the LLC Agreement to have its Common Units redeemed by the LLC in accordance with the LLC Agreement, then simultaneous with the payment of the consideration due under the LLC Agreement to such Permitted Class C Owner, the Corporation shall cancel for no consideration a number of shares of Class C Common Stock registered in the name of the redeeming or exchanging Permitted Class C Owner equal to the number of Common Units held by such Permitted Class C Owner that are redeemed or exchanged in such redemption or exchange transaction. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the Common Units for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption of Common Units pursuant to the LLC Agreement by delivering to the holder of Common Units upon such redemption cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the LLC Agreement. All shares of Class A Common Stock that shall be issued upon any such redemption will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and nonassessable.

(2) Notwithstanding the Restrictions, (A) in the event that an outstanding share of Class C Common Stock shall cease to be held by a registered holder of Common Units, such share of Class C Common Stock shall automatically and without further action on the part of the Corporation or any Permitted Class C Owner be cancelled for no consideration, and the Corporation will take all actions necessary to retire such share and such share shall not be re-issued by the Corporation, (B) in the event that one or more of the Common Units held by a Permitted Class C Owner ceases to be held by such holder (other than as a result of a transfer of one or more Common Units together with an equal number of shares of Class C Common Stock as permitted by the LLC Agreement), a corresponding number of shares of Class C Common Stock registered in the name of such holder shall automatically and without further action on the part of the Corporation or such holder be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation and (C) in the event that no Permitted Class C Owner owns any Common Units that are redeemable pursuant to the LLC Agreement, then all shares of Class C Common Stock will be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(vi) Restrictive Legend. All certificates or book entries representing shares of Class C Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE ~~FOURTH~~ FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PERMIAN RESOURCES CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(vii) Amendment. At any time when there are no longer any shares of Class C Common Stock outstanding, this ~~Fourth~~ Fifth Amended and Restated Certificate automatically shall be deemed amended to delete this Section 4.3(b).

(viii) Liquidation, Dissolution or Winding Up of the Corporation. The holders of Class C Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock (other than holders of shares of Class C Common Stock) shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Class A Common Stock and Class C Common Stock. In no event shall the shares of either Class A Common Stock or Class C Common Stock be split, divided, or combined (including by way of stock dividend) unless the outstanding shares of the other class shall be proportionately split, divided or combined.

(e) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock (other than holders of shares of Class C Common Stock) shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock (other than shares of Class C Common Stock) held by them.

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Section 4.4  Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V. BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this ~~Fourth~~ Fifth Amended and Restated Certificate or the Second Amended and Restated Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this ~~Fourth~~ Fifth Amended and Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, shall be fixed from time to time in the manner provided in the Bylaws.

(b) ~~Subject to Section 5.5, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Fourth Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.~~ Subject to the other provisions of this paragraph and Section 5.5, all directors shall be elected annually, and at each annual meeting of stockholders, each director shall be elected for a term of office to expire at the next annual meeting of stockholders after such director’s election.

(c) Subject to Section 5.5, a director shall hold office until ~~the annual meeting for the year in which his or her term expires and until~~ his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

(e) Except as otherwise required by law or this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation), at all duly called or convened meetings of stockholders, at which a quorum is present, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with any abstentions or broker non-votes not counted as a vote cast either for or against that nominee’s election); provided, however, that a plurality of the votes cast shall be sufficient to elect a director at any duly called or convened meeting of stockholders, at which a quorum is present, if the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

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Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office ~~for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified~~until the annual meeting of stockholders for the year in which his or her term expires and such director’s successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4 Removal. Subject to Section 5.5, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation)~~and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms~~.

ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII. MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders~~; provided, however, prior to the first date on which investment funds affiliated with Riverstone Energy Investments, Pearl Energy Investments and NGP Energy Capital and their respective successors and affiliates cease collectively to have beneficial ownership (directly or indirectly) of more than 50% of the outstanding shares of Common Stock, any action required or permitted to be taken by the stockholders of the Corporation that is approved in advance by the Board may be effected without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted~~.

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ARTICLE VIII. LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director and Officer Liability. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence, or the adoption of any provision of this Fifth Amended and Restated Certificate inconsistent with this Section 8.1, shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL is amended after approval by the stockholders of this Fifth Amended and Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this ~~Fourth~~ Fifth Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this ~~Fourth~~ Fifth Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

PERMIAN RESOURCES	2024 PROXY STATEMENT	84

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ARTICLE IX. CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Fourth Fifth Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE X. AMENDMENT OF THIS ~~FOURTH~~ FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this ~~Fourth~~ Fifth Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this ~~Fourth~~ Fifth Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this ~~Fourth~~ Fifth Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

ARTICLE XI. EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this ~~Fourth~~ Fifth Amended and Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

PERMIAN RESOURCES	2024 PROXY STATEMENT	85

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300 N. Marienfeld Street, Suite 1000 Midland, Texas 79701

permianres.com

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PERMIAN RESOURCES CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 21, 2024.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. To approve an amendment (the Declassification Amendment) to the Company's Fourth Amended and Restated Certificate of Incorporation (the Charter) to immediately declassify our Board of Directors (the Board)

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED UNDER PROPOSAL 2 OR PROPOSAL 3, AS APPLICABLE.

2. If the Declassification Amendment under Proposal 1 is approved, to elect the eleven directors nominated by the Board.

Nominees:	FOR	AGAINST	ABSTAIN
1. Robert J. Anderson	☐	☐	☐
2. Maire A. Baldwin	☐	☐	☐
3. Frost W. Cochran	☐	☐	☐
4. Karan E. Eves	☐	☐	☐
5. Aron Marquez	☐	☐	☐
6. William J. Quinn	☐	☐	☐
7. Jeffrey H. Tepper	☐	☐	☐
8. Robert M. Tichio	☐	☐	☐
9. Steven D. Gray	☐	☐	☐
10. William M. Hickey III	☐	☐	☐
11. James H. Walter	☐	☐	☐

3. If the Declassification Amendment under Proposal 1 is not approved, to elect the three Class II directors nominated by the Board.

Nominees:	FOR	AGAINST	ABSTAIN
1. Karan E. Eves	☐	☐	☐
2. William J. Quinn	☐	☐	☐
3. Jeffrey H. Tepper	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 4, 5 AND 7, AND "EVERY YEAR" ON PROPOSAL 6.

	FOR	AGAINST	ABSTAIN
4. To approve an amendment (the Exculpation Amendment) to the Charter to reflect the latest Delaware law provisions regarding officer exculpation.	☐	☐	☐
5. To approve, by a non-binding advisory vote, the Company's named executive officer compensation.	☐	☐	☐

	EVERY YEAR	EVERY OTHER YEAR	EVERY THREE YEARS	ABSTAIN
6. To recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve the Company's named executive officer compensation.	☐	☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**_________, **2024**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

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The 2024 Proxy Statement and the 2023 Annual Report to Shareholders are available at: https://www.cstproxy.com/permianres/2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PERMIAN RESOURCES CORPORATION

The undersigned appoints William M. Hickey, James H. Walter, Guy M. Oliphint and John C. Bell, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Permian Resources Corporation held of record by the undersigned at the close of business on April 2, 2023 at the Annual Meeting of Stockholders of Permian Resources Corporation to be held on May 22, 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, IN FAVOR OF ELECTING THE ELEVEN NOMINEES TO THE BOARD UNDER PROPOSAL 2 OR THE THREE NOMINEES TO THE BOARD UNDER PROPOSAL 3 (AS APPLICABLE), IN FAVOR OF PROPOSALS 4, 5 AND 7, AND IN FAVOR OF "EVERY YEAR" UNDER PROPOSAL 6, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)